Filed Under Rule 424(b)(3)
Registration Number 333-153888
PROSPECTUS

ASIA DOCUMENT TRANSITION, INC.

125,000 Shares of common stock

Cell Source Research, Inc. ("CSR") is distributing to its stockholders all of its holdings of shares of the common stock of Asia Document Transition, Inc. (“ADT”) (the "Shares") (the "Spinoff"). CSR holds 125,000 of the 25,000,000 issued and outstanding shares of ADT. We expect CSR to effect the Spinoff beginning on the effective date of the registration statement to holders of record of CSR common stock (the "Spinoff Record Date"). CSR will distribute its ADT Shares on a pro-rata basis to each of its stockholdings as of the Record Date. Thereafter, CSR will have no further interest in ADT. The Shares which are the subject of this offering are to be sold at a fixed price of $0.10 for the duration of the offering. This offering is deemed to be a “primary offering” by the recipients of the Shares distributed in the Spinoff and each of such recipients is deemed to be an “underwriter” of such Shares and the information required by Item 507 of Regulation S-K has been incorporated in this prospectus. The Spinoff may not be exempt from registration pursuant to SEC Staff Legal Bulletin Four.

CSR stockholders will not be required to pay for the shares of ADT common stock that they receive in the Spinoff, nor will they be required to surrender or exchange their shares of CSR common stock. The Spinoff is intended to be tax-free to the holders of CSR common stock for U.S. federal income tax purposes.

Prior to this offering, there has been no public market for the Shares, and it is possible that no such trading market will commence for a substantial period of time after the close of this offering. The Company's common stock is not quoted on any national exchange. When trading commences it is contemplated that the Shares will be quoted on the Over-the-Counter Bulletin Board, however, there is no guarantee that this will occur within any defined time frame, if ever.

Investing in our common stock involves a high degree of risk. You may lose your entire investment. See “Risk Factors” beginning on page 4 for a discussion of certain risk factors that you should consider.

You should read the entire prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2009

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus related to the distribution of 125,000 shares of the Company’s common stock currently held by Cell Source Research, Inc. to its stockholders. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the holders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision. Except as otherwise specifically stated or unless the context otherwise requires, the “Company,” “we,” “our” and “us” refers collectively to Asia Document Transition, Inc.

THE COMPANY

Business Overview

The Company was formed to engage in two principal business sectors—preparing documents drafted by clients for filings with the EDGAR filing system of the United States Securities and Exchange Commission and providing virtual office presence for clients in Hong Kong. The Company is not presently engaged in preparing documents drafted by clients for filings with the EDGAR filing system of the United States Securities and Exchange Commission, but does provide virtual office services. We may expend the scope of our services in the future based on the demands of the marketplace, however, there is no guarantee that such will happen at any foreseeable time, if at all.

Our original plan of operations was to:

(a) provide document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the United States Securities and Exchange Commission (“SEC”) via the SEC's Electronic Data Gathering Analysis and Retrieval system, (“Edgar”) and

(b) provide “virtual office” services consisting of providing phone numbers, fax numbers and mail delivery addresses to local and foreign companies desirous of establishing a presence in Hong Kong.

The Company is not currently providing document formatting and electronic filing services and is only providing virtual office services on a limited basis.

Our independent auditors, Moore and Associates, Chartered, have expressed substantial doubt concerning our ability to continue as a going concern. We have incurred losses since our inception, including a net loss of $32,745 for the year ended June 30, 2008, and we expect to incur additional losses prior to our achievement of profitability, if we ever do achieve profitability at all.. We have incurred negative cash flows from operations since inception. As of June 30, 2008, we had a stockholders’ deficiency of $69,092 and a cash and cash equivalents balance of $1,519. and a negative working capital of $80,270. Since formation, the provision of services has been very limited and at this time we have temporarily suspending providing document formatting and electronic filings services.

Dependence on Major Customers

As of the date of this prospectus, we have no customers for Edgar filing services (which services have been suspended) and we currently provide virtual office services to three customers— Wheat Workshop; Creative Artists Management and Productions Limited, and Lanxes Consultants Limited. Loss of any major customer could materially affect our financial performance. It is our goal to ameliorate this issue by building a larger and more diversified customer base.

Intellectual Property

We do not own or have rights to any trademarks, patents, licenses or royalty agreements. We own the domain name, www.asiadoctrans.net.

Government Regulation

Other than maintaining our good standing in the State of Nevada, complying with applicable local business licensing requirements, complying with all state and federal tax requirements, preparing our periodic reports under the Securities Exchange Act of 1934, as amended, and complying with other applicable securities laws, rules and regulations, we do not believe that existing or probable governmental regulations will have a material effect on our operations.

Our History

The Company was incorporated on April 13, 2006. On April 26, 2006 the Company acquired all of the issued and outstanding shares of Vast Opportunity Limited, a Hong Kong Incorporated Limited Company through the issuance of 18,850,000 Common Shares to Bernard Chan, 1,200,000 Common Shares to Kwok Keung Derek Kang, 1,100,000 Common Shares to Wing Hung Benny Ho, 1,150,000 Common Shares to Tak Kee Wong, 1,200,000 Common Shares to Sheung Wai Yim, and 1,000,000 Common Shares to Wai Hon Ken Wu. The Company was formed as a start-up company to provide document edgarizing services to small-sized reporting companies in the US. Through its merger with Vast Opportunity Ltd., it was intended that it expand its business scope internationally, particularly to the Greater China Region and to provide services in relation to virtual offices for small companies and representative offices for Mainland China and Hong Kong companies. There are numerous small and medium sized companies’ operation headquartered in the Great China region which are SEC “reporting companies”. The Company believed that there existed location synergy for the Company to utilize Vast Opportunity Ltd.’s network to commence its expansion in the region. This has not yet occurred and, as a result, the Company suspended its edgarizing business in early 2008. In addition, the Company believes that the merger transaction would facilitate the raising of additional capital for the expansion of its businesses.

Cell Source Research, Inc., one of our shareholders, has determined to distribute the 125,000 common shares of the Company it owns to its 304 shareholders of record. Such distribution is the subject of this prospectus. Such distribution will be effected as soon as possible subsequent to the effective date of this prospectus and compliance with applicable state corporate and securities laws.

Relationship with Cell Source Research, Inc.

Cell Source Research, Inc. is a shareholder of the Company which currently holds 125,000 shares of our common stock par value $0.001.

Our Corporate Information

Our office address is at 15D, Eton Building, 288 Des Voeux Road, Central Hong Kong, in the commercial center of Hong Kong of approximately 100 square meters. We lease the premises under a two-year term lease, expiring in 2010. We believe that additional facilities may be needed to accommodate our future expansion plans. The telephone number of our principal executive office is 011-852-2545-9133 and our fax number is 011-852-2851-1681.

THE SPINOFF

The Offering

This prospectus relates to 125,000 shares of common stock which will be spun off through a dividend of such shares by Cell Source Research, Inc. to its stockholders.

Common stock outstanding prior to Spinoff	25,000,000

Common stock offered by Company	0

Total shares of common stock to be spun off by Cell Source Research, Inc. to its stockholders	125,000

Common stock to be outstanding after the Spinoff	25,000,000

Use of proceeds	We will not receive any proceeds as of the result of the distribution of shares by Cell Source Research, Inc.

Risk Factors	See “Risk Factors” below and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

Distributing Company	Cell Source Research, Inc. is a Delaware corporation

Distributed Company	Asia Document Transition, Inc. is a Nevada corporation

Spinoff
The distribution of all our common stock held by Cell Source Research, Inc. to its common stock holders. On the distribution date, the distribution agent will begin distributing shares of our common stock to persons who were stockholders of Cell Source Research, Inc. on the Spinoff Record Date. Such holders will not be required to make any payment nor will they be required to surrender or exchange their shares of Cell Source Resource, Inc. common stock or take any other action to receive shares of our common stock. The Spinoff may not be exempt from registration pursuant to SEC Staff Legal Bulletin Four.

Distributed Shares
Based 39,178,055 shares of Cell Source Research, Inc. common stock outstanding on the Spinoff Record Date, we expect that each Cell Source Research, Inc. stock holder will receive a distribution of approximately one share of the Company for each 313.42 shares of Cell Source Research, Inc. common stock held by such holder. No fractional shares of our common stock will be distributed. Instead, all fractional shares will be rounded up to the next whole number of our shares.

Spinoff Record Date	The effective date of this prospectus

Distribution Agent	Colonial Stock Transfer

Purpose of the Distribution	Cell Source Research, Inc.’s board of directors believes that the distribution is in the best interest of Cell Source Research, Inc., its stockholders and us.

Power over the Terms of the Spinoff	Cell Source Resource's board of directors may amend or modify the Spinoff at any time prior to the Spinoff Record Date, and may abandon the Spinoff at any time prior to the distribution of the shares.

No Trading Market
No public market exists for our common stock, although a trading market may develop after the shares are distributed. We intend to file an application to have our common stock traded on the OTC Bulletin Board.

Dividend Policy
We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future. Our board of directors periodically will reevaluate this dividend policy taking into account our operating results, capital needs, the terms of our existing financing arrangements and other factors.

U.S. Federal Income Tax Consequences
The Spinoff is designed by management to be tax free under the tax-free spin-off provisions of the Internal Revenue Code. Fractional shares will not be issued but the number of shares to be received by the stockholders with fractional shares will be rounded up to the next whole number of shares.

Officers and Directors	At the time of the Spinoff, our officers and directors will consist of the following: Bernard Chan, CEO, President, Secretary, Principal Financial Officer, Treasurer and Director

Background

Cell Source Research, Inc. is distributing to its stockholders all of its holdings of shares of the common stock of Asia Document Transition, Inc. Cell Source research, Inc. holds 125,000 of the 25,000,000 issued and outstanding shares of ADT. We expect Cell Source Research, Inc. to effect the Spinoff beginning on the effective date of the prospectus to holders of record of Cell Source Research, Inc. common stock (the "Spinoff Record Date"). Cell Source Research, Inc. will distribute its shares of the Company on a pro-rata basis to each of its stockholders as of the Record Date. Thereafter, Cell Source Research, Inc. will have no further interest in the Company. The Spinoff may not be exempt from registration pursuant to SEC Staff Legal Bulletin Four.

The principal business reasons for the Spinoff are (1) that Cell Source Research has no continuing interest in participating in the business of the Company and (2) the Company believes that having a shareholder base of over 300 shareholders may enhance the potential for the Company to access the capital markets and ultimately build shareholder value. The Company has agreed to assume the costs associated with this offering as neither Cell Source Research nor its shareholders are willing to assume such costs and the Company believes that it will ultimately be the primary beneficiary of the offering.

Prior to this offering, there has been no public market for the Company’s shares, and it is possible that no such trading market will commence for a substantial period of time after the close of this offering. The Company's common stock is not quoted on any national exchange. When trading commences, it is contemplated that the Company’s shares will be traded on the Over-the-Counter Bulletin Board, however, there is no guarantee that this will occur within any defined time frame, if ever.

Plan of Distribution

Cell Source Research, Inc., one of our shareholders, has determined to distribute the 125,000 common shares of the Company it owns to its 304 shareholders of record. Such distribution is the subject of this prospectus. Such distribution will be effected as soon as possible subsequent to the effective date of this prospectus and compliance with applicable state corporate and securities laws. This offering is deemed to be a “primary offering” by the recipients of the Shares distributed in the Spinoff and each of such recipients is deemed to be an “underwriter” of such Shares and the information required by Item 507 of Regulation S-K has been incorporated in this prospectus. The Spinoff may not be exempt from registration pursuant to SEC Staff Legal Bulletin Four.

Based on 39,178,055 shares of Cell Source Research, Inc. common stock outstanding on the Spinoff Record Date, we expect that each Cell Source Research, Inc. stock holder will receive a distribution of approximately one share of the Company for each 313.42 shares of Cell Source Research, Inc. common stock held by such holder fractional shares of our common stock will be distributed. Instead, all fractional shares will be rounded up to the next whole number of our shares.

We will not receive any proceeds from the Spinoff. Cell Source Research was not willing to assume the costs associated with U.S. securities law compliance in connection with the Spinoff—and since the burden of such compliance falls upon the Company—the Company will pay all expenses of registration incurred in connection with this offering (estimated to be $32,001), but the holders will pay all of the selling commissions, brokerage fees and related expenses with respect to their ultimate disposition of their Company shares.

The holders and any broker-dealers or agents that participate with the holders in the distribution of any of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MANNER OF EFFECTING THE SPINOFF

GENERAL. If all conditions to the Spinoff are satisfied or waived, and subject to the right of the board of directors of Cell Source Research, Inc. to amend, modify, defer or abandon the Spinoff at any time prior to the distribution date, the Spinoff will be effected by means of a distribution of all of the outstanding shares of our common stock owned by Cell Source Research, Inc. on or about the distribution date to stockholders of record of Cell Source Research, Inc. on the Spinoff Record Date.

DISTRIBUTION AGENT. The distribution agent that has been engaged by Cell Source Research, Inc. for purposes of effecting the Spinoff is Colonial Stock Transfer. Colonial Stock Transfer’s address is 66 Exchange Place, Salt Lake City, UT 84111 and telephone number is (801) 355-5740.

NUMBER OF SHARES TO BE DISTRIBUTED. Under the terms of this Spinoff, for every 313.42 shares of Cell Source Research, Inc. common stock held by such holder, the holder will be entitled to receive one share of our common stock. No fractional shares of our common stock will be distributed. Fractional shares will be rounded up, and shareholders will receive the next whole share of common stock for any fractional shares to which they may be entitled. In order to be entitled to receive shares of our common stock in the distribution, Cell Source Research, Inc. stockholders must be stockholders at the close of business on the Spinoff Record Date. For registered Cell Source Research, Inc. stockholders, our transfer agent will credit their shares of our common stock to book-entry accounts established to hold their shares of our common stock. Our distribution agent will send these stockholders a statement reflecting their ownership of our common stock.

Book-entry refers to a method of recording stock ownership in our records in which no physical certificates are issued. For stockholders who own Cell Source Research, Inc. common stock through a broker or other nominee, their shares of our common stock will be credited to their accounts by the broker or other nominee. Each share of our common stock that is distributed will be validly issued, fully paid and non-assessable and free of preemptive rights. Following the distribution, stockholders whose shares are held in book-entry form may request the transfer of their shares of our common stock to a brokerage or other account at any time as well as the delivery of physical stock certificates for their shares, in each case without charge.

Cell Source Research, Inc. stockholders are not required to pay cash or any other consideration for the shares of our common stock that they receive in the Spinoff. They will continue to own their shares of Cell Source Research, Inc. common stock and, if they were a Cell Source Research, Inc. stockholder on the Spinoff Record Date, will also receive shares of our common stock. The Spinoff will not otherwise change the number of, or the rights associated with, outstanding Cell Source Research, Inc. common shares.

WHEN AND HOW YOU WILL RECEIVE THE SHARES IN THE SPINOFF. Cell Source Research, Inc. will effect the Spinoff after market close on the distribution date by releasing the shares of our common stock to be distributed in the Spinoff to Colonial Stock Transfer, Inc., the Distribution Agent for the Spinoff. As of 5:00 p.m., New York time, on the tenth day after the Spinoff Record Date (the "Distribution Date"). The Distribution Agent will cause the shares of our common stock to which Cell Source Research stockholders are entitled to be registered in their names. As of that time, they will become the record holders of that number of shares of our common stock.

Cell Source Research, Inc. stockholders will receive shares of our common stock by book-entry transfer or through delivery of stock certificates representing such shares from the Distribution Agent. The Distribution Agent will begin distributing shares of our common stock on or promptly after the Distribution Date. We currently estimate that it will take approximately two weeks from the Distribution Date for the Distribution Agent to complete these mailings.

Holders of Cell Source Research, Inc. common stock should not send certificates to us, Cell Source Research, Inc. or the Distribution Agent. After the Spinoff, Cell Source Research, Inc. stock certificates will continue to represent the same number of shares of Cell Source Research, Inc. common stock as is currently shown on the face of each certificate.

RESULTS OF THE SPINOFF. Immediately after the Spinoff, we expect to have approximately 315 holders of record of our common stock and approximately 25,000,000 shares of our common stock will be outstanding, based on the number of stockholders of record of Cell Source Research, Inc. common stock and the number of outstanding shares of Cell Source Research common stock on the Spinoff Record Date.

ACCOUNTING TREATMENT OF THE SPINOFF. As a result of the Spinoff, the stockholders' equity of Cell Source Research, Inc. will decrease by an amount equal to the carrying value of our shares which it held and such shares and their value will be removed from the balance sheet of Cell Source Research, Inc. when the Spinoff is completed. We will continue to have the same basis in our assets after the Spinoff as we had immediately prior to the Spinoff.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SPINOFF. The Spinoff is designed to be implemented on tax-free basis to the shareholders of Cell Source Research, Inc. Nonetheless, the Internal Revenue Service could take the position that the transaction is not tax free, and in the event they prevailed in that opinion, the parties could incur substantial tax liability (See "Risk Factors").

MODIFICATION OR ABANDONMENT OF THE SPINOFF. The Spinoff may be amended, modified or abandoned at any time prior to the distribution date by Cell Source Research, Inc.’s board of directors in its sole discretion. In addition, the Spinoff will not be completed unless all conditions have been satisfied or waived by Cell Source Research. Inc.

RELATIONSHIP BETWEEN CELL SOURCE RESEARCH, INC. AND US AFTER THE SPINOFF. After the Spinoff, Cell Source Research, Inc. will hold no ownership interest in us. We and Cell Source Research, Inc. each will have sole responsibility for expenses and claims arising out of our respective activities after the Spinoff.

CONDITIONS PRECEDENT TO THE SPINOFF. Cell Source Research, Inc. will have the absolute discretion to determine the terms of the Spinoff, whether to proceed with the Spinoff and the date of the Spinoff. Notwithstanding that discretion, there are a number of conditions to the Spinoff, including the following:

•
The Form S-1 registration statement of which this prospectus forms a part has become effective under the Securities Act; the prospectus has been mailed to the holders of Cell Source Research, Inc. common stock;

•	No order, preliminary or permanent injunction or decree has been issued by any court of competent jurisdiction, and no other legal restraint or prohibition;

Other than compliance with applicable state and federal securities laws, the Company does not believe that any regulatory approvals are necessary to consummate the Spinoff.

ACCESS TO INFORMATION; NONCOMPETITION; CONFIDENTIALITY. Cell Source Research, Inc. and we will agree to afford to one another, and each of our respective accountants, counsel and representatives, reasonable access during normal business hours to all personnel, documents, agreements, books, records, computer data and other data in our respective possession relating to the other party or the business and affairs of the other party (other than data and information subject to an attorney-client or other privilege), to the extent such access is reasonably required by the other party, for audit, accounting, regulatory compliance and disclosure and reporting purposes.

EXPENSES. Except as otherwise set forth in any agreements between Cell Source Research, Inc. and us, we will pay all costs or expenses incurred in connection with the Spinoff.

INDEMNIFICATION. We will agree to indemnify and hold harmless Cell Source Research, Inc. from any claims following the Distribution Date arising out of any and all debts, liabilities, assessments, costs and any other obligations of any kind arising from the conduct of our business and any damages associated therewith. Cell Source Research, Inc. will agree to indemnify and hold us harmless from any claims following the Distribution Date arising out of any and all debts, liabilities, assessments, costs and any other obligations of any kind not arising from the conduct of our business.

CHANGES IN OUR MANAGEMENT AND CONTROL. There will be no changes in our management, board of directors or control as a result of the Spinoff.

SPINOFF RECORD DATE. The Spinoff Record Date is the date this prospectus is declared effective by the U.S. Securities and Exchange Commission and only those persons who were shareholders of Cell Source Research, Inc. as of that date will be entitled to receive our shares in the Spinoff. Accordingly, any purchaser of Cell Source Research, Inc. common stock and any other person who became a shareholder after the Spinoff Record Date, will not be entitled to receive our shares in the Spinoff.

RISK FACTORS

You should carefully read and consider the following risk factors together with all of the other information included in this prospectus in evaluating us and our common stock. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. The trading price of our common stock could decline, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. You should carefully consider the following risk factors, other information included in this prospectus and information contained in our periodic reports that we will file with the Securities and Exchange Commission (the "SEC") following consummation of the Spinoff. The material risks and uncertainties described below are related to this offering. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

Risks Related to Our Financials

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated September 9, 2008, our independent auditors stated that our financial statements for the period ended June 30, 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

We were formed on April 13, 2006 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We were formed on April 13, 2006 and are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition;

•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage expanding operations;

•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

•	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and May Never Achieve Profitability

The Company commenced operations in 2006 and to date has operated on a relatively small scale. Through June 30, 2008, the Company has an accumulated deficit of $73,092 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated meaningful revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

Risks Related to Our Business

Dependence on the Founder, without whose services Company business operations could cease.

At this time, the sole officer and director of the Company is Bernard Chan, who is wholly responsible for the development and execution of our business. Mr. Chan is under no contractual obligation to remain employed by us, although he has no present intent to leave. If Mr. Chan should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our sole officer and director devotes limited time to the Company’s business and is engaged in other business activities

At this time, the sole officer and director of the Company, Bernard Chan, does not devote his full-time attention to the Company’s business. Currently, while the Company is in the development stage, Mr. Chan devotes approximately ten hours per week to the Company’s business, which he believes is sufficient to operate the business as it is presently constituted. Based upon the growth of the business, Mr. Chan would intend to employ additional consultant, part-time and full-time support for the business once the Company becomes a “reporting company” and such is warranted by the business of the Company. At the present time, Mr. Chan believes that he has sufficient resources at hand to manage the Company’s financial and other reporting requirements. The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

Our principal shareholder, Bernard Chan, owns 18,850,000 shares of our common stock, representing approximately 75.4% of the voting control of the Company. In addition, Mr. Chan is the sole officer and director of the Company. Mr. Chan therefore has the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws. Mr. Chan is in a position to elect all of our directors and to dictate all of our policies.

Lack of employment agreements with key management risking potential of the loss of the Company’s top management

We do not currently have an employment agreement with Mr. Chan or key man insurance on Mr. Chan’s life. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to July 1, 2008. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of sales, the Company could be forced to cease operations.

Many companies with greater resources and operating experience offer services similar to the services we sell. These companies could successfully compete with us and negatively affect our opportunity to achieve profitability

We operate in a competitive industry with many established and well-recognized competitors. In particular, Vintage Filings and certain similar enterprises maintain a dominant position in our principal business sectors. Such entities may have significantly more extensive customer relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger customer bases than we do and potentially may react strongly to our marketing efforts. In addition, many competitors exist who, because of their substantial resources, customer relationships and customer base, could temporarily drop prices to be more competitive with our Company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations. If we are not successful in competing with our competitors, the Company’s revenue stream could suffer and we could be forced to cease operations.

Our sales and marketing efforts have yielded limited revenues and there can be no assurance that our future sales and marketing efforts will lead to increased sales of our services.

Our sales and marketing efforts have yielded limited revenues to date and we believe we will have to significantly expand our sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our services. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our services. If we are unable to expand our sales and marketing efforts, the Company could be in a position where it never reaches a critical mass of business and profitability.

There could be changes in the manner documents are processed for filing and filed with the U.S. Securities and Exchange Commission, which could render our document conversion systems obsolete.

Assuming that we resume document formatting and electronic filing services, changes in the manner documents are filed with the U.S. Securities and Exchange Commission could render our document formatting services obsolete and we may not be able to adapt to any new formats or procedures. If we are unable to provide state-of-the-art service offerings, the Company could be placed in an uncompetitive posture and face suspension of operations.

The average selling prices of our services and our gross margins resulting from the sale of our services may decline as a result of competitive pressures, industry trends and other factors.

The document formatting business is subject to intense competitive pressures where customers often view the services provided as an undifferentiated commodity. Average service selling prices vary due to a number of factors, particularly competitive and macroeconomic pressures. Our competitors have and will likely continue to lower sales prices from time to time in order to gain greater market share. We may have to reduce the sales prices of our services in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition. If we cannot maintain adequate profit margins on the sales of our services, the Company could deplete its working capital and be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, particularly in the document formatting business, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for document formatting services could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of sales and thereby be forced to cease operations. Our business could also be significantly affected by business conditions in China. Since October 2008, the world economy has experienced deteriorating economic conditions which have not only reduced the number of new securities offering but have also caused companies to reassess the costs of maintaining a virtual presence in Hong Kong. We expect these conditions, if they persist, could have a profound and long-lasting negative impact on our business and limit the number of our prospective customers.

Our failure to manage growth effectively could impair our success

In order for us to expand successfully, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience rapid growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. We will also need to continually evaluate the adequacy of our management information systems, including our web site. Failure to upgrade our information systems or unexpected difficulties encountered with these systems during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

Some of our competitors are more established and better capitalized than we are and we may be unable to establish market share.

Some of our competitors are well-known, more established and better capitalized than we are. As such, they may have at their disposal greater marketing strength and economies of scale. They may also have more resources to expend on sales and marketing in competition with us. Accordingly, we may not be successful in competing with them for market share.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with minimal employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We will incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations (particularly Section 5 of the Securities Act of 1933) applicable to the Spinoff. The Company determined to facilitate the Spinoff because it believed that having a larger shareholder base improved its access to available capital markets in order to raise funding for future operations. Notwithstanding, we will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $10,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, of which, as of June 30, 2008, 25,000,000 shares of common stock were issued and outstanding. These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by our management, may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. We do not have a dedicated Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We have inadequate insurance coverage

We do not have any insurance coverage of any description at this time and therefore have the risk of loss or damages to our business and assets. We cannot assure you that we would not face liability upon the occurrence of any event which could result in any loss or damages being assessed against the Company. Moreover, any insurance we may ultimately acquire may not be adequate to cover any loss or liability we may incur.

Risks Related to an Investment in Our Common Stock

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

Prior to the date of this prospectus, there has not been any established trading market for our common stock and there is currently no market for our securities. We will seek to have a market maker file an application with the NASD on our behalf to list the shares of our common stock on the NASD OTC Bulletin Board (“OTCBB”) or similar quotation service when we have a sufficient number of shareholders, if ever. There can be no assurance as to whether such market makers application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Our common stock is subject to the Penny Stock Regulations

Our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Risks Related to the Spinoff

If the Spinoff is determined to be a taxable transaction, you and Cell Source Research, Inc. could be subject to material amounts of tax

No rulings have been requested with respect to the tax implications of the Spinoff. Management has attempted to structure the Spinoff in a manner designed to assure that the Spinoff is tax-free to the shareholder's, however; there are numerous requirements that must be satisfied in order for the Spinoff to be accorded tax-free treatment under the Tax Code. Thus, there is a risk that the Spinoff will be taxable as a dividend by Cell Source Research, Inc. to its stockholders. If the Spinoff is determined to be a taxable transaction, the Spinoff could be held to be a distribution taxable as a dividend by Cell Source Research, Inc. of our common stock to the stockholders of Cell Source Research, Inc. for U.S. federal income tax purposes, and such stockholders and Cell Source Research, Inc. could be liable for material amounts of taxes. If the Spinoff were held to be a taxable distribution, Cell Source Research, Inc. would be subject to tax to the extent that the fair market value of our common stock exceeds the adjusted tax basis of Cell Source Research, Inc. in our common stock at the time of the distribution.

Creditors of Cell Source Research, Inc. at the time of the Spinoff may challenge the Spinoff as a fraudulent conveyance or transfer that could lead a court to void the Spinoff

Creditors of Cell Source Research, Inc. could challenge the Spinoff and if a lawsuit brought by an unpaid creditor, or by a representative of creditors of Cell Source Research, Inc. such as a trustee in bankruptcy, were to find that, among other reasons, at the time of the Spinoff, we or Cell Source Research, Inc.:

•	was insolvent;
•	was rendered insolvent by reason of the Spinoff;
•	was engaged in a business or transaction for which Cell Source Research, Inc.'s or our remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed it would incur, debts beyond its ability to pay these debts as they matured,

the court may be asked to void the Spinoff (in whole or in part) as a fraudulent conveyance or transfer. The court could then require that our stockholders return to Cell Source Research, Inc. some or all of the shares of our common stock issued in the Spinoff, or that Cell Source Research, Inc. or us to fund liabilities of the other company for the benefit of its creditors. The measure of insolvency for purposes of the foregoing could vary depending upon the jurisdiction whose law is being applied. Generally, however, Cell Source Research, Inc. and we would be considered insolvent if the fair value of its assets were less than the amount of its liabilities or if it is generally not paying its debts as they become due. Although we believe that the Spinoff does not constitute a fraudulent conveyance or fraudulent transfer, a court could later void the Spinoff as a fraudulent conveyance or transfer.

Spinoff Shares may need to be registered in order to be sold or transferred

The Spinoff may not be exempt from registration pursuant to SEC Staff Legal Bulletin Four and such shares are therefore subject to registration before they can be spun off, sold or otherwise transferred. The purpose of this registration statement is to satisfy the requirements of Section 5 of the Securities Act of 1933 relating to the registration of the Spinoff.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the Spinoff.

DETERMINATION OF OFFERING PRICE

This prospectus only covers certain shares held by Cell Source Research, Inc. which are presently issued and outstanding and are proposed to be distributed by dividend to its stockholders. Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we may be filing to obtain a quotation on the Over-the-Counter Bulletin Board (OTCBB) concurrently with or shortly after the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that any market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock which is the subject of the Spinoff is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the fiscal years period ended June 30, 2008 and June 30, 2007. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2008	As of June 30, 2007
Balance Sheet Data:
Assets	$16,530	$60,864
Liabilities	$85,622	$97,211
Total Stockholders’ Deficiency	$(69,092)	$(36,347)
Statement of Operations Data
Revenue	$24,338	$15,696
Operating Expenses	$49,444	$48,044
Other Expenses	$7,639	$-
Net Loss	$(32,745)	$(32,348)
Basis and Diluted Loss Per Share	$(0.00)	(0.00)
Weighted Average Number of Shares Outstanding	25,000,000	25,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PRELIMINARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This discussion contains forward-looking statements. The reader should understand that several factors govern whether any forward-looking statement contained herein will be or can be achieved. Any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operations, including plans and objectives relating to the products and the future economic performance of the company. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development projects, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on actual experience and business development, the company may alter its marketing, capital expenditure plans or other budgets, which may in turn affect the company's results of operations. In light of the significant uncertainties inherent in the forward-looking statements included therein, the inclusion of any such statement should not be regarded as a representation by the company or any other person that the objectives or plans of the company will be achieved.

OVERVIEW

We were incorporated in the State of Nevada on April 13, 2006 as a wholly owned subsidiary of Cell Source Research Inc., a Nevada corporation. ADT has generated limited revenue and is still a development stage corporation. ADT’s plan of operations is to provide (a) document formatting (“Edgarizing”), and electronic filing services to companies and individuals that desire to submit filings, such as annual and quarterly reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the United States Securities and Exchange Commission (“SEC”), via EDGAR, the SEC's electronic data gathering analysis and retrieval system and (b) provide virtual office services consisting of providing phone numbers, fax numbers and mail delivery addresses to local and foreign companies desirous of establishing a presence in Hong Kong (“Virtual Office”). We have commenced both our Edgarizing and Virtual Office operations on 27 April 2006. However, we temporarily ceased the operations of our Edgarizing business at the beginning of year 2008, and we have not resumed the operations of this Edgarizing business as of the date of this Registration Statement.

On April 13, 2006, the Company issued 125,000 shares of its common stock to Cell Source Research, Inc. in exchange for services valued at $1,000.00. On April 17, 2006, the Company issued 375,000 shares of its common stock to V3 Consulting, Inc., an outside consultant, V3 Consulting, Inc., for services valued at $3,000.00. On April 26, 2006, ADT acquired all the issued and outstanding shares of Vast Opportunity Limited, a Hong Kong Incorporated Limited Company through the issuance a total of 24,500,000 shares of the Common Shares to 6 shareholders. Cell Source Research, Inc. is registering its 125,000 common shares of ADT for distribution to its approximately 304 common shareholders of record. Such distribution will be effected as soon as practicable subsequent to the successful registration of these common shares through this Registration Statement and in accordance with applicable law.

The Company’s decision to file this registration statement was necessitated by the decision that Cell Source Research’s shares would be spun-off to its shareholders. Assuming that the shares were to be spun-off, and assuming that no exemption from registration was available, Company management believes that this registration statement must be filed in order to comply with the registration requirements set forth in Section 5 of the Securities Act of 1933 as further detailed in Staff Legal Bulletin Four. Cell Source Research determined in the exercise of its discretion under the business judgment rule that it no longer wished to be a holder of the Company’s shares. Absent Cell Source Research’s decision to effect the spin-off, it is entirely possible that the Company may not have undertaken to become a publicly-reporting company at this time.

RESULTS OF OPERATIONS

The following table shows the financial data of the consolidated statements of operations of the Company and its subsidiaries for the years ended June 30, 2008 and June 30, 2007. The data should be read in conjunction with the audited consolidated financial statements of the Company and related notes thereto.

	Year Ended	Year Ended
	Jun 30,	Jun 30,
	2008	2007

(In US$ thousands except per share data)

Net Sales	$24,338	$15,696

Operating expenses
Depreciation expenses	(2,320)	(5,958)
Selling, general and administrative expenses	(47,124)	(42,086)
Total Operating expenses	(49,444)	(48,044)

Loss from operations	(25,106)	(32,348)

Non-operating income (expense)
Interest income	1	—
Loss on disposal of property and equipment	(7,640)	—

Profit/(loss) before income tax and minority interests	(32,745)	(32,348)
Provision for income taxes	—	—
Minority interests	—	—
Net income/(loss)	(32,745)	(32,348)

Earnings (loss) per share
Basic	$(0.00)

FISCAL YEAR ENDED JUNE 30, 2008 COMPARED TO YEAR ENDED JUNE 30, 2007.

OPERATING REVENUE

Since commencing operations in April 2006, we have been engaged to providing Edgarizing and Virtual Office businesses. However, due mainly to the inefficient minimal scale of operating the Edgarizing business, we temporarily ceased its operation and continue only the operation of Virtual Office.

For the year ended June 30, 2008, Asia Document Transition, Inc. generated revenue in the amount of $24,338, compared to $15,696 for the same corresponding period in year 2007, an increase of $8,642 or 55%. The increase was primarily the result of the increase service revenue from new and existing clients during the twelve-month period ended June 2008. The major contribution to the increase in revenues was revenues from the Company’s three present clients which covered only 2 months in fiscal year 2007 (totaling approximately $3,000) and 11 months in fiscal year 2008 (totaling approximately $16,000), offset by one less client in fiscal year 2008. We had a total of 8 clients in fiscal year 2008 (versus 7 clients in fiscal year 2007) whom we charged between $250 and $550 per month per client on a case-by-case basis for both fiscal years 2007 and 2008. As a result thereof, the change in revenues from 2007 to 2008 was almost entirely due to changes in the volume of services rather than changes in pricing.

DEPRECIATION EXPENSES

Depreciation expenses for the reporting period amounted to $2,320, compared to $5,958 for the same corresponding period in year 2007, a decrease of $3,638 or 61%. This decrease was the result of less depreciation recorded from the Company’s vehicle which we disposed in late 2007 at a loss on book. The remaining of these expenses was related to the depreciation charged on office equipments and computers.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

For the twelve-month period ended June 30, 2008, selling, general and administrative expenses were $47,124, compared to $42,086 for the same corresponding period in year 2007, an increase of $5,038 or 12%. This increase was primarily the result of rental deposit and fee expenses paid for our new offices which we relocated in May 2008.

LOSS ON DISPOSAL

For the period ended June 30, 2008, the loss in the amount of $7,640 was the result of the disposal the Company’s vehicle at a loss.

INTEREST INCOME

Interest income was very minimal for the reporting period ended June 30, 2008, compared to none for the same corresponding period in year 2007. This income was the interest earned on cash in bank deposit.

NET LOSS

Net loss was approximately $32,745 for the reporting period ended June 30, 2008, compared to $32,348 for the same corresponding period in year 2007, an increase of $397 or 1%. The loss was the result of the overhead expenses exceeding our revenue generated to maintain a physical office as well as to provide sufficient space for clients, in addition to the loss on disposal of the Company’s vehicle in late 2007.

FISCAL QUARTER ENDED DECEMBER 31, 2008 COMPARED TO THE QUARTER ENDED DECEMBER 31, 2007.

The following table shows the financial data of the consolidated statements of operations of the Company and its subsidiaries for the 3-month periods ended December 31, 2008 and December 31, 2007, as well as the 6-month periods December 31, 2008 and December 31, 2007. The data should be read in conjunction with the audited consolidated financial statements of the Company and related notes thereto.

	3-month Ended		6-month Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007

(In US$ except per share data)

Net Sales	$2,372	$6,923	$4,103	$11,474

Operating expenses
Depreciation expenses	(436)	(184)	(724)	(1,846)
Selling, general and administrative expenses	(9,599)	(7,907)	(16,257)	(22,721)
Total Operating expenses	(10,035)	(8,091)	(16,980)	(24,567)

Loss from operations	(7,663)	(1,168)	(12,878)	(13,093)

Non-operating income (expense)
Interest income	—	—	—	—
Loss on disposal of property and equipment	—	—	—	(7,640)

Profit/(loss) before income tax and minority interests	(7,663)	(1,168)	(12,878)	(20,733)
Provision for income taxes	—	—	—	—
Minority interests	—	—	—	—
Net income/(loss)	(7,663)	(1,168)	(12,878)	(20,733)

Earnings (loss) per share
Basic	(0.00)	cents	(0.00)	Cents

3-MONTH ENDED DECEMBER 31, 2008 COMPARED TO 3-MONTH ENDED DECEMBER 31, 2007.

OPERATING REVENUE

Since commencing operations in April 2006, we have been engaged to providing Edgarizing and Virtual Office businesses. However, due mainly to the inefficient minimal scale of operating the Edgarizing business, we temporarily ceased its operation and continue only the operation of Virtual Office.

For the 3-month period ended December 31, 2008, Asia Document Transition, Inc. generated revenue in the amount of $2,372, as compared to $6,923 for the same corresponding period in year 2007, a decrease of $4,551 or 65.7%. The decrease was primarily the result of fewer clients during the reporting quarter ended December 31, 2008, as compared to the same corresponding period in year 2007. During the quarter ended December 31, 2008, we provided our virtual office services for an average of 3 clients with an average monthly fee earned per client in the amount of approximately US$300, versus average 4 clients with an average monthly fee earned per clients of approximately US$420 for the same corresponding period in year 2007. In addition, the existing clients are being charged comparatively less than those in year 2007 because of the current economic downturn.

DEPRECIATION EXPENSES

Depreciation expenses for the 3-month period ended December 31, 2008 amounted to $436, as compared to $184 for the same corresponding period in year 2007, an increase of $252 or 137.0%. This increase was the result of additional depreciation recorded for the Company’s leasehold improvement which was carried out in May 2008. The remaining of these expenses was related to the depreciation charged on office equipments and computers.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

For the 3-month period ended December 31, 2008, selling, general and administrative expenses were $9,599, compared to $7,907 for the same corresponding period in year 2007, an increase of $1,692 or 21.4%. This increase was primarily the result of additional professional fees paid in relation to the Company’s preparation and filing of the registration statement.

INTEREST INCOME

Interest income was none for the reporting 3-month period ended December 31, 2008, compared to none for the same corresponding period in year 2007.

NET LOSS

Net loss was $7,663 for the reporting 3-month period ended December 31, 2008, as compared to $1,168 for the same corresponding period in year 2007, an increase of $6,495 or 556.1%. The increase was the result of a combination of the decrease in net sales in the amount of $4,551 and increase of operating expenses in the amount of $1,944 mentioned above.

6-MONTH ENDED DECEMBER 31, 2008 COMPARED TO 6-MONTH ENDED DECEMBER 31, 2007.

OPERATING REVENUE

For the 6-month period ended December 31, 2008, Asia Document Transition, Inc. generated revenue in the amount of $4,103, as compared to $11,474 for the same corresponding period in year 2007, a decrease of $7,371 or 64.2%. The decrease was primarily the result of fewer clients during the six-month period ended December 31, 2008, as compared to the same corresponding period in year 2007. During the 6-month period ended December 31, 2008, we provided our virtual office services for an average of 3 clients with an average monthly fee earned per client in the amount of approximately US$300, versus average 4 clients with an average monthly fee earned per clients of approximately US$450 with for the same corresponding period in year 2007. In addition, the existing clients are being charged comparatively less than those in year 2007 because of the current economic downturn.

DEPRECIATION EXPENSES

Depreciation expenses for the 6-month period ended December 31, 2008 amounted to $724, as compared to $1,846 for the same corresponding period in year 2007, a decrease of $1,122 or 60.8%. The decrease was primarily the result of the discontinuation of depreciation charge in the amount of approximately $1,480 of Company’s vehicle that was disposed in September 2007, offsetting by the increase in depreciation charge on leasehold improvement for the reporting period in the amount of approximately $270.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

For the 6-month period ended December 31, 2008, selling, general and administrative expenses were $16,257, compared to $22,721 for the same corresponding period in year 2007, a decrease of $6,464 or 28.4%. This decrease was primarily a combination of the decrease in auto expenses in the amount of approximately $2,200 and the refund of rental deposit in the amount of approximately $4,300.

INTEREST INCOME

Interest income was none for the reporting 6-month period ended December 31, 2008, compared to none for the same corresponding period in year 2007.

NET LOSS

Net loss was approximately $12,878 for the reporting 6-month period ended December 31, 2008, as compared to $20,733 for the same corresponding period in year 2007, a decrease of $7,855 or 37.9%. The decrease in net loss was primarily due to the additional loss from the disposal of the Company’s vehicle in 2007 versus none in year 2008 for the reporting 6-month period ended December 31, 2008. In addition, the decrease in net sales was almost fully offset by the decrease in operating expenses mentioned above, as we compared the two 6-month periods ended December 31, 2008 and December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2008, cash and cash equivalents totaled $2,274. This cash position was the result of net cash provided by financing activities in the amount of $11,563, offsetting by net cash used in operating activities in the amount of $10,808. The cash increase in financing activities was the result of additional loans from related party. The net cash used by operating activities was mainly the result of increase overheads expenses to maintain Company office and spaces to provide services for clients as well as additional professional fees in relation to our preparation and filings of a registration statement.

We believe that the level of financial resources is a significant factor for our future development, and accordingly we may choose at any time to raise capital through private debt or equity financing to strengthen its financial position, facilitate growth and provide us with additional flexibility to take advantage of business opportunities. However, we do not have immediate plans to have a public offering of our common stock.

CRITICAL ACCOUNTING POLICIES

In presenting our financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it could result in a material adverse impact to our consolidated results of operations, financial position and liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results. However, the majority of our businesses operate in environments where we pay a fee for a service performed, and therefore the results of the majority of our recurring operations are recorded in our financial statements using accounting policies that are not particularly subjective, nor complex.

Valuation of long-lived assets

We review our long-lived assets for impairment, including property, plant and equipment, and identifiable intangibles with definite lives, whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of our long-lived assets, we evaluate the probability that future undiscounted net cash flows will be greater than the carrying amount of our assets. Impairment is measured based on the difference between the carrying amount of our assets and their estimated fair value.

Allowance for Doubtful Accounts

We perform ongoing credit evaluations of our customers and adjust credit limits based upon customer payment history and current creditworthiness. We continuously monitor collections and payments from our customers and maintain a provision for estimated credit losses based upon our historical experience and any specific customer collection issues that have been identified. While such credit losses have historically been within our expectations and the provisions established, we cannot guarantee that we will continue to experience credit loss rates similar to those we have experienced in the past. Measurement of such losses requires consideration of historical loss experience, including the need to adjust for current conditions, and judgments about the probable effects of relevant observable data, including present economic conditions such as delinquency rates and financial health of specific customers.

Goodwill on consolidation

Our long-lived assets include goodwill. SFAS No. 142 "Goodwill and Other Intangible Assets" requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests in certain circumstances. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value of each reporting unit. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value for each reporting unit.

Management’s Remediation Initiatives

In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

We will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to us. And, we plan to appoint one or more outside directors to our board of directors who shall be appointed to an audit committee resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management when funds are available to us.

Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on our Board.

We anticipate that these initiatives will be at least partially, if not fully, implemented by December 31, 2009. Additionally, we plan to test our updated controls and remediate our deficiencies by December 31, 2009.

Changes in internal controls over financial reporting

There was no change in our internal controls over financial reporting that occurred during the period covered by this report, which has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Changes in Connection with Becoming a Public Company

As a public company, we expect that we will incur significant additional operating expenses and expenses related to hiring additional personnel and expanding our administrative functions. Many of these expenses were not incurred or were incurred at a lower level by us as a private company and are not included in our prior results of operations. We began to incur certain of these expenses during fiscal 2009, and we expect that these expenses will continue to increase. Specifically, we will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at $25,000 per year.

Lease Obligation

We have our corporate headquarters at 15D, Eton Building, 288 Des Voeux Road, Central Hong Kong, in the commercial center of Hong Kong. We lease these facilities, which are approximately 100 square meters, under an operating lease commencing April 16, 2008 and expiring April 15, 2010.

Pursuant to the lease, we are obligated to pay monthly rent of approximately $1,722 as well as a management fee of approximately $253.

Minimum lease commitments per calendar year at June 30, 2008 are summarized as follows:

Year Ending June 30,	Amount
2009	$23,700
2010	18,763
2011	—
2012	—
2013	—
Thereafter	—
$42,463

Rent expense charged to operations under this operating lease aggregated $28,053 for the year ended June 30, 2008.

 Going Concern

Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended June 30, 2008, relative to our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. The Company has suffered net losses and as of June 30, 2008, its total liabilities exceeded its total assets by $69,092. We had an accumulated deficit of $73,092 incurred through such date and recorded a loss of $32,745 for the fiscal year ended June 30, 2008. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment. Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment. Based upon our operating budgets, we believe that these additional infusions of cash will enable us to fund our operations through September 2008. We will need to raise additional investment capital to fund our operations beyond that date and until we can operate on a cash flow positive basis. There is no guarantee that we will be able to obtain such additional funding or that any funding will be offered on terms and conditions which are acceptable to us.

Off-Balance Sheet Arrangements

As of the end of fiscal 2008, we had no off-balance sheet arrangements, other than operating leases reported above under “Lease Obligation”.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate risks primarily through cash which we have on deposit from time to time. We currently do not hedge against interest rate risk.

BUSINESS

Business Overview

We were incorporated in the State of Nevada on April 13, 2006 as a wholly owned subsidiary of Cell Source Research Inc., a Nevada corporation. ADT has generated limited revenue and is still a development stage corporation. ADT’s plan of operations was to provide (a) document formatting (“Edgarizing”), and electronic filing services to companies and individuals that desire to submit filings, such as annual and quarterly reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the United States Securities and Exchange Commission (“SEC”), via EDGAR, the SEC's electronic data gathering analysis and retrieval system and (b) provide virtual office services consisting of providing phone numbers, fax numbers and mail delivery addresses to local and foreign companies desirous of establishing a presence in Hong Kong (“Virtual Office”). We commenced both our Edgarizing and Virtual Office operations on 27 April 2006. However, we temporarily suspended the operations of our Edgarizing business at the beginning of year 2008, and we have not resumed the operations of this Edgarizing business as of the date of this Registration Statement.

On April 13, 2006, the Company issued 125,000 shares of its common stock to Cell Source Research, Inc. in exchange for services valued at $1,000.00. On April 17, 2006, the Company issued 375,000 shares of its common stock to V3 Consulting, Inc., an outside consultant, V3 Consulting, Inc., for services valued at $3,000.00. On April 26, 2006, ADT acquired all the issued and outstanding shares of Vast Opportunity Limited, a Hong Kong Incorporated Limited Company through the issuance a total of 24,500,000 shares of the Common Shares to 6 shareholders. Cell Source Research, Inc. is registering its 125,000 common shares of ADT for distribution to its approximately 304 common shareholders of record. Such distribution will be effected as soon as practicable subsequent to the successful registration of these common shares through this Registration Statement and in accordance with applicable law.

We originally intended to engage in two principal business sectors—preparing documents drafted by clients for filings with the EDGAR filing system of the United States Securities and Exchange Commission and providing virtual office presence for clients in Hong Kong. At this time, we have suspended the preparation of documents drafted by clients for filings with the EDGAR filing system of the United States Securities and Exchange Commission and provide only virtual office services. We may expand the scope of our services in the future based on the demands of the marketplace, however, there is no guarantee that such will happen at any foreseeable time, if at all.

Our plan of operations was to:

(a) provide document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the United States Securities and Exchange Commission (“SEC”) via the SEC's Electronic Data Gathering Analysis and Retrieval system, (“Edgar”). At this time we do not engage in this business sector.

(b) provide “virtual office” services consisting of providing phone numbers, fax numbers and mail delivery addresses to local and foreign companies desirous of establishing a presence in Hong Kong.

DOCUMENT FORMATTING SERVICES:

The SEC requires participants or their agents to file most disclosure information in an electronic format through Edgar rather than by paper filing. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. In essence, Edgar allows companies and individuals to file, and the public to retrieve, disclosure information electronically, primarily through the SEC's Edgar archive website found at http://www.SEC.gov. We convert SEC forms and exhibit documents in standard word processing and other computer formats to the Edgar format, and assemble these documents on behalf of our clients for electronic filing with the SEC.

We are a full-service Edgar filing service provider that files Edgar reports on behalf of companies and individuals. We offer Edgar filing services utilizing HTML filing format. Our services include creating Edgar access accounts for our clients, making a client's SEC required filings "Edgar-ready", editing client changes, and transmitting filing documents utilizing the Edgar system. Our turnaround time for text and word processing based files is expected to be 36 hours for documents submitted to us by e-mail, diskette or any other digital format, and 72 hours for hard copy or hand-keyed documents. We currently charge fees based upon the number of pages being filed, the number of tables required, such as in financial statements, in a document, the deadlines imposed by the filer and the amount of editing required.

Most documents will be delivered to us from our clients e-mail. For an additional charge, we will also provide typing and data entry services for documents delivered to using paper format. We do not provide any form of legal or accounting advice or editing services beyond corrections explicitly requested by our clients.

The Company is not presently engaged in preparing documents drafted by clients for filings with the EDGAR filing system of the United States Securities and Exchange Commission, but does provide virtual office services.

VIRTUAL OFFICE SERVICES:

We currently provide virtual office services intended to allow local and foreign companies to establish a presence in Hong Kong at minimum cost. Many companies require a presence in Hong Kong to facilitate the business they conduct in the Greater China area. The use of a “virtual office” is a very cost-effective alternative to the establishment of specifically dedicated offices in Hong Kong, where office space is at a premium and lease rates are quite high on a worldwide standard. In addition, by using a virtual office, the client is not making a long-term financial commitment to its presence in the market.

Each client is assigned a dedicated phone number, a fax number and mail address. The phone number can be forwarded to a number assigned by the client, or be answered by a well-trained individual who takes care of the communication for the client. We also provide Internet access (we have wireless broadband internet access in our office which can be accessed by clients utilizing wireless capable laptops which they provide) and a temporary meeting room, consisting of 10 square meters of space, for our clients. Advanced booking is required for use of the meeting room and /or Internet access for which the client will incur an additional charge on an as-needed basis. These services started generating revenue in 2006 and a monthly fixed fee is charged for each account based on the level of services chosen by each individual client. These services are provided on a month-to-month basis with fees paid in advance of the month in which these services are to be provided.

Our virtual office service packages are broken up into three categories for client’s to choose from:

A) Basic Package: Mailing address only

B) Dual Package: Phone and fax numbers only

C) Premium Package: Mailing address, phone and fax numbers

Prices of these packages are on a case-by-case basis and vary according to negotiation, term, volume and usage. The following reflects our current pricing for virtual office services:

A) Basic Package: Mailing address only, $100 to $250

B) Dual Package: Phone and fax numbers only, $150 to $350

C) Premium Package: A + B above, $300 to $550

Other packages including internet access are also available a negotiated fee basis.

Since inception, we have been charged between $250 and $550 per month per client on a case-by-case basis for an all-in-one package which include the provisions of desk space, internet access, cleaning, phone and fax numbers.

Employees

As of the date of this prospectus, we have one part-time Employee, Mr. Bernard Chan and one full-time employee. From time-to-time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations and may hire additional part time and full time personnel. We do not believe that competition for qualified personnel in the industry in which we compete is intense due to the abundance of qualified individuals, and we feel that, if required, we will be able to attract, hire or acquire, train and retain qualified employees.

PROPERTIES

We have our corporate headquarters at 15D, Eton Building, 288 Des Voeux Road, Central Hong Kong , in the commercial center of Hong Kong. We lease these facilities, which are approximately 100 square meters, under an operating lease commencing April 16, 2008 and expiring April 15, 2010. Pursuant to the lease, we are obligated to pay monthly rent of approximately $1,722 as well as a management fee of approximately $253.

Over the next six months, as we grow and add personnel, the current space will not be adequate and we may need to arrange for additional space in the same building or another.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the Spinoff and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing.

Holders of Our Common Stock

As of the date of this prospectus we have eight shareholders of record.

Dividends

Since our incorporation, no dividends have been paid on our common stock. We intend to retain any earnings for use in our business activities, so it is not expected that any dividends on our common stock will be declared and paid in the foreseeable future.

Rule 144 Shares

After a holding period of at least six months, a person who has beneficially owned shares of a company’s common stock for such period is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, would equal approximately 250,000 shares of our common stock as of the date of this prospectus.

Consequently, as of December 31, 2008 there are approximately 25,000,000 shares of our common stock held by eight shareholders of record which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(b), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

SECURITIY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and president and (iv) all executive officers and directors as a group as of September 1, 2008

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
Common Stock	Bernard Chan 15D, Eton Building 288 Des Voeux Road Central Hong Kong	18,850,000	75.40%

(1)
In determining beneficial ownership of our common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of warrants and options which may be acquired within 60 days. In determining the percent of common stock owned by a person or entity on December 31, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options, and (b) the denominator is the sum of (i) the total shares of that class outstanding on December 31, 2008 (25,000,000 shares of common stock), and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)
In addition, in determining the percent of common stock owned by a person or entity on December 31, 2008, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on December 31, 2008, (25,000,000 shares of common stock) and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors and Executive Officers

Set forth below is certain biographical information concerning our sole executive officer and director. We currently have one executive officer as described below.

Directors and Executive Officers	Position/Title	Age
Bernard Chan	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and sole Director	44

Bernard Chan, (44). Mr. Chan has served as our CEO, CFO, President, Secretary, Principal Financial Officer, Treasurer and Director since May 10, 2006. From July 1, 2006 to the December 31, 2006, Mr. Chan has served as Chief Financial officer of Asia Payment Systems, Inc., a publicly traded Asia focus corporation, which provides processing services for payment cards and loyalty cards. From April 2003 to February 2006, Mr. Chan served as Chief Financial Officer of China World Trade Corp, a publicly traded China based corporation, which provides travel related services and value added business services as well as operating business centers and clubs throughout the major cities of China. From April 2004 to the Present, Mr. Chan is a Registered Investment Advisor, registered with the Securities and Futures Commission of Hong Kong, under the laws of Hong Kong Special Administrative Region. Mr. Chan earned his Master of Business Administration Degree in International Management and Investment Finance, Master of Science Degree in Applied Econometrics, and Bachelor of Business Administration Degree in Investment Finance, from the University of Hawaii.

Board of Directors; Election of Officers

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring in the board of directors may be filled by the shareholders, the board of directors,  or if the directors  remaining in the office  constitute less than a quorum of the board of directors,  they may fill the vacancy by the  affirmative vote of a majority of the directors  remaining in office.  A director elected to fill a vacancy is elected for the unexpired term of his  predecessor in office. Any  directorship  filled by reason of an  increase  in the number of  directors shall expire at the next  shareholders'  meeting in which directors are elected, unless the vacancy is filled by the shareholders,  in which case the terms shall expiree  on the later of (i) the next  meeting of the  shareholders  or (ii) the term  designated  for the director at the time of creation of the position being filled.

Board of Directors and Corporate Governance

Our board of directors consists of one member, and the board held no formal meetings in fiscal year 2008.

Director Independence

Our stock is not quoted on any stock exchange or on the NASDAQ market system. As such, we are not subject to any director independence requirements. We have no independent directors at this time.

Board Committees

In light of our small size and our early development stage, and the fact that we have only one director, our board has not yet designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions. The board intends to designate one or more such committees when practicable.

Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by Sarbanes-Oxley and any applicable national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an "audit committee financial expert" within the meaning of Item 401(h) of Regulation S-K, as promulgated by the SEC. Additionally, our board of directors is expected to appoint an audit committee, nominating committee and compensation committee and to adopt charters relative to each such committee. Until further determination by the board of directors, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an "audit committee financial expert" since we currently do not have an audit committee in place.

Code of Ethics

The Company has not adopted a Code of Ethics for its principal executive and financial officers. Due to the Company’s limited operations the Company's Board of Directors does not believe a code of ethics is necessary at this time. The Company’s Board of Directors will revisit this issue in the future to determine if adoption of a code of ethics is appropriate. In the meantime, the Company's management intends to promote honest and ethical conduct, full and fair disclosures in its reports with the SEC, and compliance with the applicable governmental laws and regulations.

EXECUTIVE COMPENSATION

Bernard Chan, our sole officer and director, has not received or accrued any compensation to date and has no written contract or any commitment to receive annual compensation. Mr. Chan has agreed to forego any salary until such time as the Company has sufficient revenues therefore and/or receives sufficient outside financing.

Employment Agreements

We have no employment agreement with any executive of the Company.

Compensation of Director

For the years ended June 30, 2008 and 2007, no member of our board of directors received compensation for his or her service as a director.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to our company and our stockholders. This provision in the articles of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by applicable Nevada law, or any other applicable law. Our bylaws further provide that we may modify the extent of such indemnification by individual contracts with its directors and officers.

We shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that if the applicable Nevada law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director and officers (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Nevada law, and that may provide additional procedural protection. We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since inception, the following transactions were entered into with our sole officer and director, Bernard Chan:
As of June 30, 2008, $85,366 had been loaned to the Company by Bernard Chan. Minor administrative costs for the Company have been, and will in all likelihood continue to be, borne by Mr. Chan until such time as such costs may be paid out of the Company’s cash flow.  During the six month period ended December 31, 2008, Mr. Chan loaned the Company an additional $11,563 and as a result at December 31, 2008, the Company owed Mr. Chan an aggregate of $96,929.  The loans are unsecured, bear no interest and are payable by the Company on demand.   A copy of the Loan Agreement and Promissory Note between the Company and Bernard Chan is attached as Exhibit 10.4.

SELLING SHAREHOLDERS

Cell Source Research, Inc. is distributing to its stockholders (the Selling Shareholders under this Offering) all of its holdings of shares of the common stock of the Company, which comprise 125,000 of the 25,000,000 issued and outstanding shares of the Company.  We expect Cell Source Research, Inc. to effect the Spinoff beginning on the effective date of the registration statement to holders of record of Cell Source Research, Inc. on a pro-rata basis.  Thereafter, Cell Source Research, Inc. will have no further interest in the Company.  The Shares which are the subject of this offering are to be sold at a fixed price of $0.10 for the duration of the offering.  This offering is deemed to be a “primary offering” by the recipients of the Shares distributed in the Spinoff and each of such recipients is deemed to be an  “underwriter” of such Shares and the information required by Item 507 of Regulation S-K has been incorporated in this prospectus.  The Spinoff may not be exempt from registration pursuant to SEC Staff Legal Bulletin Four.

The following table sets forth, with respect to the selling shareholders (i) the number of shares of common stock which each shareholder will receive as a result of the Spinoff and prior to the Spinoff contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the selling shareholders under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the selling shareholders. All shareholders listed below are eligible to sell their shares. The percentage ownerships set forth below are based on 25,000,000 shares outstanding as of the date of this prospectus.

HOLDER	Shares to be Received	Percent of Total Shares	Shares Eligible for Sale	Shares After Offering

Adam Shay	64	0.000255%	64	0
Adam Tevlin	3	0.000013%	3	0
Adil Elomri	16	0.000064%	16	0
Alan Koshar	20	0.000082%	20	0
Albert Brunner	73	0.000294%	73	0
Albert Brunner	32	0.000128%	32	0
Albert Brunner	319	0.001276%	319	0
Alice Polkowitz	160	0.000638%	160	0
Amerivet Securities, Inc.	160	0.000638%	160	0
Arthur and Shyolanda Brown	102	0.000408%	102	0
Arthur and Shyolanda Brown	57	0.000230%	57	0
Arthur P. Rich Trust	16	0.000064%	16	0
Athena Henwood	128	0.000510%	128	0
Barry David Polkowitz	160	0.000638%	160	0
Barry J. Alman	15	0.000061%	15	0
Barsell Family Trust - 09/16/99	3	0.000013%	3	0
Beauty for Ashes Skin Care	128	0.000510%	128	0
Bernard Cohen	16	0.000064%	16	0
Bernard Cohen	64	0.000255%	64	0
Bettina Fitzsimons	21	0.000085%	21	0
Bly E. Haugen	255	0.001021%	255	0
Bobbi Jean Mascol	319	0.001276%	319	0
Bombadier Pacifica Trust	27,439	0.109755%	27,439	0
Brent Wood	128	0.000510%	128	0
Brent Wood	128	0.000510%	128	0
Brett C. Martin	32	0.000128%	32	0
Brian F Pockett	2	0.000006%	2	0
Brian F Pockett	3	0.000013%	3	0

Brian Koos	1,914	0.007657%	1,914	0
Brian Leary	64	0.000255%	64	0
Brian Wright	32	0.000128%	32	0
Brooke Barlette	16	0.000064%	16	0
Buel Jernigan	21	0.000085%	21	0
Calvin Nickal	128	0.000510%	128	0
Calvin Nickal	64	0.000255%	64	0
Carl Heuckroth	64	0.000255%	64	0
Carl Heuckroth	64	0.000255%	64	0
Charles Bruce	48	0.000191%	48	0
Charles Colby	19	0.000077%	19	0
Charles E. Bruce	32	0.000128%	32	0
Charles E. Bruce	319	0.001276%	319	0
Charles Edward Bruce, O.D.	16	0.000064%	16	0
Charles Edward Bruce, O.D.	64	0.000255%	64	0
Cheryl L. McCleerey	13	0.000051%	13	0
Christopher & Peaceful Barnett	255	0.001021%	255	0
Christopher G. Barnett	128	0.000510%	128	0
Christopher G. Barnett	128	0.000510%	128	0
Christopher G. Barnett	13	0.000051%	13	0
Corey Mills	10	0.000041%	10	0
Costa Sperro Tannous	37	0.000147%	37	0
Curran J. Smith, M.D. TTEE	957	0.003829%	957	0
Curran Smith	3,254	0.013017%	3,254	0
Cyndy Baustian	38	0.000153%	38	0
D. Scott Karempelis	115	0.000459%	115	0
D. Scott Karempelis	128	0.000510%	128	0
Dale Honsey	70	0.000281%	70	0
Dale Honsey	13	0.000051%	13	0
Dale Honsey	64	0.000255%	64	0
Dan Vaughn	32	0.000128%	32	0
Darcy Ewing	29	0.000115%	29	0
Darcy Ewing	32	0.000128%	32	0
David B. & Jeanne G. Lutz	64	0.000255%	64	0
David Bosley	18	0.000071%	18	0
David C. Leber, MD	230	0.000919%	230	0
David C. Leber, MD	128	0.000510%	128	0
David C. Leber, MD	32	0.000128%	32	0
David Cheung	128	0.000510%	128	0
David F. Wood	64	0.000255%	64	0
David F. Wood	160	0.000638%	160	0
David L. Kuhn	32	0.000128%	32	0
David L. or Marlene A. Sink	255	0.001021%	255	0
David L. or Marlene A. Sink	64	0.000255%	64	0
David Stein	80	0.000319%	80	0
David W. McKie	26	0.000102%	26	0
Dax-Romeo Hinkson	26	0.000102%	26	0
Delores Lorenzen	26	0.000102%	26	0
Diane Ander	13	0.000051%	13	0
Dianne Bergman	128	0.000510%	128	0
Dino Choi Hoo Leung	64	0.000255%	64	0
Dino Choi Hoo Leung	64	0.000255%	64	0

Donald C. Lewellen	64	0.000255%	64	0
Donald T. Batchelor, Jr.	32	0.000128%	32	0
Donald T. Batchelor, Jr.	96	0.000383%	96	0
Donald T. Batchelor, Jr.	64	0.000255%	64	0
Doug Wall	80	0.000319%	80	0
Doug Wall	32	0.000128%	32	0
Douglas Dedo	185	0.000740%	185	0
Douglas Dedo, MD	32	0.000128%	32	0
Douglas Fisher	8	0.000031%	8	0
Douglas Fisher	351	0.001404%	351	0
Douglas Fisher	40	0.000161%	40	0
Douglas G. McKinnon	13	0.000051%	13	0
Douglas J. Rice	13	0.000051%	13	0
Douglas Jordan	13	0.000051%	13	0
Douglas Jordan	51	0.000204%	51	0
Douglas S. Close	66	0.000264%	66	0
Douglas S. Close	38	0.000153%	38	0
Dr Antonio Uy, Jr	13	0.000051%	13	0
Dr. Bradley A. Bryan	32	0.000128%	32	0
Dr. Bradley A. Bryan	16	0.000064%	16	0
Dr. John J. Drammis	64	0.000255%	64	0
Dr. John J. Drammis	8	0.000032%	8	0
Dr. Karen H. Koltes & Mr. John J. Tschirky	32	0.000128%	32	0
Dr. Karen H. Koltes & Mr. John J. Tschirky	32	0.000128%	32	0
Dr. Kevin W. Lanighan & Mrs. Kelly A. Lanighan	319	0.001276%	319	0
Dr. Michael Freimuth	128	0.000510%	128	0
Dr. Michael Freimuth	128	0.000510%	128	0
Dr. Rabin I. And Mrs. Kellie A. Bechara	48	0.000191%	48	0
Dr. Rabin I. And Mrs. Kellie A. Bechara	48	0.000191%	48	0
Dr. Ryan McClinton	64	0.000255%	64	0
Eddie Shay	128	0.000510%	128	0
Edmond I. Griffin	128	0.000510%	128	0
Edward Mehrer Jr	48	0.000191%	48	0
Edward Snider	16	0.000064%	16	0
Edward Snider	32	0.000128%	32	0
Edward Wavak	16	0.000064%	16	0
Edward Wavak	32	0.000128%	32	0
Eli Kramer	13	0.000051%	13	0
Eliot Ghatan	57	0.000230%	57	0
Elisa DiMonda	26	0.000102%	26	0
Enid Lane	1	0.000005%	1	0
Eric Borwell	638	0.002552%	638	0
Eugene E. Miller	38	0.000153%	38	0
Eward J. or Joyce A. Semanik	160	0.000638%	160	0
Eward J. or Joyce A. Semanik	19	0.000077%	19	0
FBS, Inc.	48	0.000191%	48	0
Felix A. Romero	13	0.000051%	13	0
Frank Brockington	64	0.000255%	64	0
Frank Brockington	32	0.000128%	32	0

Frank Brockington	32	0.000128%	32	0
Frank Jenkins	108	0.000434%	108	0
Frank Jenkins	64	0.000255%	64	0
Frank L. Jenkins	32	0.000128%	32	0
Frank L. Jenkins	19	0.000077%	19	0
Frank L. Jenkins	96	0.000383%	96	0
Frank Scarfone	19	0.000077%	19	0
Gary M. Lane, Jr.	3	0.000013%	3	0
Gary M. Lane, Sr.	8	0.000032%	8	0
Gary Mimura	51	0.000204%	51	0
Gary Spirk	32	0.000128%	32	0
George Hudson Drakes	112	0.000447%	112	0
Gerald Davis	38	0.000153%	38	0
Glenn Peters	53	0.000213%	53	0
Graeco II	13	0.000051%	13	0
Gregg P Miller MD	64	0.000255%	64	0
Gregory Merkerson	64	0.000255%	64	0
Gregory Merkerson	64	0.000255%	64	0
Griffin & Karempelis Real Estate	51	0.000204%	51	0
Harol A Martinez Living Trust	32	0.000128%	32	0
Harol A Martinez Living Trust	32	0.000128%	32	0
Harold A. Havekotte	48	0.000191%	48	0
Harold A. Havekotte	32	0.000128%	32	0
Harold A. Havekotte	10	0.000038%	10	0
Harold A. Havekotte	29	0.000115%	29	0
Harold A. Havekotte	32	0.000128%	32	0
Harold L. & Elizabeth J. Gray Living Trust	124	0.000498%	124	0
Harold L. & Elizabeth J. Gray Living Trust	32	0.000128%	32	0
Harold Martinez	86	0.000345%	86	0
Henrietta Robinson	22	0.000089%	22	0
Herman H. Pettegrove Client Trust Account	2	0.000009%	2	0
Hunter Insurance Services, Inc.	38	0.000153%	38	0
Hunter Insurance Services, Inc.	153	0.000613%	153	0
IRA Resources Inc. Susan Ross IRA #17040	64	0.000255%	64	0
IRA Resources Inc., FBO David F. Wood IRA # 203161RO	35	0.000140%	35	0
J.K. Living Trust	26	0.000102%	26	0
Jack Meredith	13	0.000051%	13	0
James & Jacqueline Fields	32	0.000128%	32	0
James H. Galligan Living Trust	64	0.000255%	64	0
James H. Galligan Living Trust	32	0.000128%	32	0
James H. Galligan Living Trust	16	0.000064%	16	0
James R. Duncan & Maxine A Priebe	64	0.000255%	64	0
Jan Eric Pusch	64	0.000255%	64	0
Jan Eric Pusch	40	0.000160%	40	0
Jan Eric Pusch	40	0.000160%	40	0
Jefferson Lett	32	0.000128%	32	0
Jeffery D. Benton	32	0.000128%	32	0

Jeffrey D. Benton	32	0.000128%	32	0
Jeffrey S. & Karen R. Petrucci	160	0.000638%	160	0
Jeffrey S. & Karen R. Petrucci	191	0.000766%	191	0
Jeffrey S. Petrucci	255	0.001021%	255	0
Jerry Simonds	16	0.000064%	16	0
Joana Jaramillo	2	0.000006%	2	0
Joana Jaramillo	2	0.000006%	2	0
JoAnne M. Lopes and Edwin Creedle	13	0.000051%	13	0
JoDee Favre	191	0.000766%	191	0
Jodine A. Souttere	3	0.000013%	3	0
Joe L Navarro	2	0.000006%	2	0
Joe Navarro	34	0.000135%	34	0
Joe W. & Jann H. Willis	80	0.000319%	80	0
Joe W. & Jann H. Willis	128	0.000510%	128	0
Joel Brandon and Lisa Jean Bishop	32	0.000128%	32	0
John A. Dittmar	22	0.000089%	22	0
John A. Dittmar	16	0.000064%	16	0
John D. & Kim R. Deiter	89	0.000357%	89	0
John E. and Joan E May, III	89	0.000357%	89	0
John Evans	32	0.000128%	32	0
John Evans	32	0.000128%	32	0
John Fleisher	64	0.000255%	64	0
John Horigan, Jr.	32	0.000128%	32	0
John Johnson	319	0.001276%	319	0
John R. Shaw	32	0.000128%	32	0
John Wright	319	0.001276%	319	0
John Wright	24	0.000096%	24	0
Jon Doi	16	0.000064%	16	0
Jon Doi	64	0.000255%	64	0
Jon Doi	16	0.000064%	16	0
Jon Doi	32	0.000128%	32	0
Jonathan Rich	40	0.000160%	40	0
Joseph F. Kruer	32	0.000128%	32	0
Joseph F. Kruer	32	0.000128%	32	0
Joseph Iorio	64	0.000255%	64	0
Joseph W Timmons	2	0.000006%	2	0
Joseph W Timmons	2	0.000006%	2	0
Joy Shupnick	32	0.000128%	32	0
Judy McKillup	179	0.000715%	179	0
Juergen Buescher	89	0.000357%	89	0
Juergen Buescher	38	0.000153%	38	0
Justin-Antonio Andres Appél	2	0.000006%	2	0
Karen Catania	64	0.000255%	64	0
Karina Sanchez	13	0.000051%	13	0
Katrina G. Stranahan	3	0.000013%	3	0
Keith Langill	1,276	0.005105%	1,276	0
Keith Langill	319	0.001276%	319	0
Ken Jackson	2	0.000006%	2	0
Kenneth J. Schroeder	1,372	0.005488%	1,372	0
Kevin Lanighan, Dr.	319	0.001276%	319	0
Kyle Blickenstaff	140	0.000562%	140	0
L. Andrew Samaras	64	0.000255%	64	0

Larry Pomarico	64	0.000255%	64	0
Larry Pomarico	64	0.000255%	64	0
Lawrence G. Robinson, jr. and Katrina G. Stranahan	6	0.000026%	6	0
Leonard Joseph Nafziger	16	0.000064%	16	0
Levi Courtney & Donna Rita Marie Courtney	16	0.000064%	16	0
Linda Fahnestock	13	0.000051%	13	0
Linda Fukuchi & Stephin L. Rosin	54	0.000214%	54	0
Linda Lorenzen-Groth	338	0.001353%	338	0
Linda Rupert	89	0.000357%	89	0
Lindsay Cox	21	0.000085%	21	0
Lorie Williams	6	0.000026%	6	0
Louis F. Torio, Trust	1,914	0.007657%	1,914	0
Louis Mes	115	0.000459%	115	0
Lynn Korenfeld	30	0.000120%	30	0
Madge Leabow	13	0.000051%	13	0
Magdy Habib, MD	38	0.000153%	38	0
Marc and Deborah Pilkington	9,731	0.038925%	9,731	0
Marc Jauregui	51	0.000204%	51	0
Marc Wood	64	0.000255%	64	0
Marcille Pilkington	2,170	0.008678%	2,170	0
Marcy Seay	475	0.001899%	475	0
Marilyn Rice	13	0.000051%	13	0
Marion Schulte	48	0.000191%	48	0
Mark Hunter	153	0.000613%	153	0
Mark Lemp	64	0.000255%	64	0
Mark R. Bossard	319	0.001276%	319	0
Mark Robert Bossard	510	0.002042%	510	0
Mark S. Cieslak	160	0.000638%	160	0
Mark S. Cieslak	32	0.000128%	32	0
Mark Spirk	16	0.000064%	16	0
Marshall B. Hinckley Family Trust	188	0.000753%	188	0
Marshall B. Hinckley Family Trust	64	0.000255%	64	0
Marshall B. Hinckley Family Trust	26	0.000102%	26	0
Marshall B. Hinckley Family Trust	26	0.000102%	26	0
Marshall B. Hinckley Family Trust	26	0.000102%	26	0
Marshall B. Hinckley Family Trust	26	0.000102%	26	0
Marshall B. Hinckley Family Trust	77	0.000306%	77	0
Martin Freeman	27	0.000106%	27	0
Mary F. Campana	64	0.000255%	64	0
Mary F. Campana	41	0.000166%	41	0
Mathew E. Heinlein	7	0.000028%	7	0
Mathew T. Fitzsimons	32	0.000128%	32	0
Mathew T. Fitzsimons	21	0.000085%	21	0
Matthew C. Souttere	2	0.000006%	2	0
Matthew C. Souttere	2	0.000006%	2	0
Maxine A Priebe. and James R. Duncan	64	0.000255%	64	0
Medric Pleau	26	0.000102%	26	0
Michael A. Huffman	13	0.000051%	13	0
Michael A. Huffman	6	0.000026%	6	0

Michael A. Johnson	64	0.000255%	64	0
Michael Bailey, MD	16	0.000064%	16	0
Michael H. & Sharon L. Sloyer	13	0.000051%	13	0
Michael Hart	32	0.000128%	32	0
Michael Laroy Moore and Lueann Gardener	64	0.000255%	64	0
Michael McKinnon	13	0.000051%	13	0
Michael Pockett	2	0.000006%	2	0
Michael Pockett	2	0.000006%	2	0
Michael S. Korenfeld	128	0.000510%	128	0
Michael S. Korenfeld	44	0.000177%	44	0
Michael S. Korenfeld	30	0.000120%	30	0
Mike and Cyndy Baustian	26	0.000102%	26	0
Mike Quinn	16	0.000064%	16	0
Mischeaux 1981 Family Trust	38	0.000153%	38	0
Mulkern Trust	85	0.000340%	85	0
Nicole-Yvette Bradley	64	0.000255%	64	0
Norman Davies	19	0.000077%	19	0
Paul Roth	45	0.000179%	45	0
Peachy Thomas	32	0.000128%	32	0
Pedro Durian	16	0.000064%	16	0
Pedro Durian	32	0.000128%	32	0
Pedro Durian	128	0.000510%	128	0
Pete Shee	21	0.000085%	21	0
Peter L. Eidelman	16	0.000064%	16	0
Peter L. Eidelman	32	0.000128%	32	0
Peter Marzek, MD	16	0.000064%	16	0
Peter Marzek, MD	13	0.000051%	13	0
Philip Workman	32	0.000128%	32	0
Philip Miller MD	214	0.000855%	214	0
Pilkington Living Trust	638	0.002552%	638	0
Plum Creek Funding Inc.	64	0.000255%	64	0
Quentin E. Smart	32	0.000128%	32	0
R. P. Amaro, Sr.	26	0.000102%	26	0
R. P. Amaro, Sr.	64	0.000255%	64	0
R. P. Amaro, Sr.	64	0.000255%	64	0
Rachel Murray	13	0.000051%	13	0
Ralph R. & Patricia A. Goodson	153	0.000613%	153	0
Randolph K. Dust	16	0.000064%	16	0
Raul Smith & Patricia Cruz	32	0.000128%	32	0
Raymond R. Bolanos	89	0.000357%	89	0
Raymond R. Bolanos	64	0.000255%	64	0
Raymond R. Bolanos	64	0.000255%	64	0
Reema R. Bajaj	13	0.000051%	13	0
Rene Solc	64	0.000255%	64	0
Rene Solc	32	0.000128%	32	0
Resources Trust Company FBO Gilda R. Cohen, IRA	64	0.000255%	64	0
Resources Trust Company FBO Gilda R. Cohen, IRA	64	0.000255%	64	0
Richard & Darlynne Nix	38	0.000153%	38	0
Richard & Darlynne Nix	45	0.000179%	45	0

Richard & Lois Hand	26	0.000102%	26	0
Richard & Susan Bredhoff	64	0.000255%	64	0
Richard Bredhoff	191	0.000766%	191	0
Richard Campbell	319	0.001276%	319	0
Richard L. Hand	16	0.000064%	16	0
Richard M. Cowardin	48	0.000191%	48	0
Richard M. Cowardin	26	0.000102%	26	0
Richard M. Cowardin	32	0.000128%	32	0
Richard Owen	126	0.000505%	126	0
Richard Owen	2	0.000006%	2	0
Richard Owen	3	0.000013%	3	0
Richard Wershe	191	0.000766%	191	0
Richard Zipper	77	0.000306%	77	0
Richard Zipper	16	0.000064%	16	0
Richard Zipper	64	0.000255%	64	0
Robert C. Dawson	16	0.000064%	16	0
Robert C. Dawson	38	0.000153%	38	0
Robert Carroll	19	0.000077%	19	0
Robert E. Beauregard	16	0.000064%	16	0
Robert LaRue	16	0.000064%	16	0
Robert N. Bossard	128	0.000510%	128	0
Robert N. Bossard	128	0.000510%	128	0
Robert Rupert MD	26	0.000102%	26	0
Robert W Nees	2	0.000006%	2	0
Robert W Nees	2	0.000006%	2	0
Robert W. Lee	64	0.000255%	64	0
Robert Wawrousek	1,404	0.005615%	1,404	0
Robert Wawrousek	798	0.003191%	798	0
Robert Wawrousek	638	0.002552%	638	0
Robert Wawrousek	893	0.003573%	893	0
Robert Wawrousek	638	0.002552%	638	0
Robert Wawrousek	128	0.000510%	128	0
Robert Wawrousek	128	0.000510%	128	0
Robert Wawrousek	89	0.000357%	89	0
Ron Ortt	160	0.000638%	160	0
Ronald G. Chamberlain	6	0.000026%	6	0
Ronald Orr	99	0.000396%	99	0
Ronald Ortt	160	0.000638%	160	0
Rosa Hull	3	0.000010%	3	0
Roy Townsend	32	0.000128%	32	0
Rudolph E. Thomas	13	0.000051%	13	0
Ruth M. Cerruti	204	0.000817%	204	0
Samuel Gee	64	0.000255%	64	0
Samuel Gee	128	0.000510%	128	0
Samuel Gee	128	0.000510%	128	0
Samuel Gee	319	0.001276%	319	0
Samuel Gee	64	0.000255%	64	0
Scott Roberts	96	0.000383%	96	0
Silvia Acevedo	77	0.000306%	77	0
Steven Terris	150	0.000600%	150	0
Steven W. Johnston	26	0.000102%	26	0
Steven W. Johnston	102	0.000408%	102	0

Steven W. Johnston	128	0.000510%	128	0
Sunset Cliffs Complaince	957	0.003829%	957	0
Sunset Cliffs Compliance Inc	638	0.002552%	638	0
Sunset Cliffs Compliance Inc	319	0.001276%	319	0
Sunset Cliffs Compliance Inc	3	0.000013%	3	0
Tara Cornett	64	0.000255%	64	0
TE&L Estates Trust U/A	230	0.000919%	230	0
TE&L Estates Trust U/A	191	0.000766%	191	0
Terry E. Lorenzen	23	0.000091%	23	0
Terry Spirk	255	0.001021%	255	0
The Domanic Trust	638	0.002552%	638	0
Thomas & Shirley Widener	13	0.000051%	13	0
Thomas & Shirley Widener	61	0.000242%	61	0
Thomas James Adamson or Christina D. Cambra-Adamson	128	0.000510%	128	0
Thomas L. & Ida F. Woon	47	0.000186%	47	0
Thomas S. Davis, MD	57	0.000230%	57	0
Tim Rice	26	0.000102%	26	0
Timothy D. Byrd	19	0.000077%	19	0
Timothy Doyle	41	0.000166%	41	0
Timothy G. Foat	2	0.000006%	2	0
Timothy Gray	26	0.000102%	26	0
Timothy Gray	26	0.000102%	26	0
Todd and Alta Schlemmer	32	0.000128%	32	0
Trust Company of America C/F Charles E. Bruce	19	0.000077%	19	0
Trust Company of America C/F Charles E. Bruce	64	0.000255%	64	0
Trust Company of America C/F Wayne Corey Hendrickson	57	0.000229%	57	0
Trust Company of America FBO Barbara E. Jenkins	22	0.000089%	22	0
Trust Company of America FBO Barbara E. Jenkins	26	0.000102%	26	0
Trust Company of America FBO Edward Semanik, Jr.	9	0.000036%	9	0
Trust Company of America FBO Frank L. Jenkins, #27301	22	0.000089%	22	0
Trust Company of America FBO Frank L. Jenkins, #27301	26	0.000102%	26	0
Trust Company of America FBO James S. Hill	32	0.000128%	32	0
Trust Company of America FBO JoAnn Stasik 28676	64	0.000255%	64	0
Trust Company of America FBO JoAnn Stasik 28676	191	0.000766%	191	0
Trust Company of America FBO Joyce Semanik	9	0.000036%	9	0
Trust Company of America FBO Lynn Korenfeld	30	0.000120%	30	0
Trust Company of America FBO Lynn Korenfeld	45	0.000179%	45	0
Trust Company of America FBO Lynn Korenfeld	43	0.000170%	43	0
Trust Company of America FBO Marshall Hinckley	18	0.000071%	18	0

Trust Company of America FBO Marshall Hinckley	22	0.000089%	22	0
Trust Company of America FBO Michael Korenfeld	30	0.000120%	30	0
Trust Company of America FBO Michael Korenfeld	45	0.000179%	45	0
Trust Company of America FBO Michael R. Bailey	26	0.000102%	26	0
Trust Company of America FBO Pedro T. Durian	16	0.000064%	16	0
Trust Company of America FBO Suzanne Bailey	32	0.000128%	32	0
Tyler Wood	64	0.000255%	64	0
Tyler Wood	64	0.000255%	64	0
uMade Mee, Inc	8	0.000032%	8	0
uMade Mee, Inc.	64	0.000255%	64	0
United Financial Partners Inc	83	0.000332%	83	0
United Financial Partners Inc	96	0.000383%	96	0
Uwe Schmidt	147	0.000587%	147	0
Venture Bridge Advisors, Inc	12,762	0.051049%	12,762	0
Venture Bridge Inc.	25,869	0.103475%	25,869	0
Veronica Leung	2	0.000006%	2	0
Veronica Leung	2	0.000006%	2	0
vFinance	120	0.000479%	120	0
Vicki Lynn Likes	96	0.000383%	96	0
Victor K. Tan	32	0.000128%	32	0
Viola Watson	128	0.000510%	128	0
Wayne Beck	32	0.000128%	32	0
Wayne Beck	64	0.000255%	64	0
Wealth Management Group, LP	32	0.000128%	32	0
Wealth Management Group, LP	64	0.000255%	64	0
William L. and Pearl C. Metz	13	0.000051%	13	0
William Prior	112	0.000447%	112	0
William Prior	32	0.000128%	32	0
William R. Machell	27	0.000108%	27	0
William Straub III	29	0.000115%	29	0
Willie A. Clark	13	0.000051%	13	0
Yvonne Marie Vigil	45	0.000179%	45	0

Total	125,000	0.500000%	125,000	0

PLAN OF DISTRIBUTION

Cell Source Research, Inc., one of our shareholders, has determined to distribute the 125,000 common shares of the Company it owns to its 304 shareholders of record.  Such distribution is the subject of this prospectus.  Such distribution will be effected as soon as possible subsequent to the effective date of this prospectus and compliance with applicable state corporate and securities laws.  This offering is deemed to be a “primary offering” by the recipients of the Shares distributed in the Spinoff and each of such recipients is deemed to be an  “underwriter” of such Shares and the information required by Item 507 of Regulation S-K has been incorporated in this prospectus.  The Spinoff may not be exempt from registration pursuant to SEC Staff Legal Bulletin Four.

Based on 39,178,055 shares of Cell Source Research, Inc. common stock outstanding on the Spinoff  Record Date, we expect that each Cell Source Research, Inc. stock holder will receive a distribution of approximately one share of the Company for each 313.42 shares of Cell Source Research, Inc. common stock held by such holder fractional shares of our common stock will be distributed.  Instead, all fractional shares will be rounded up to the next whole number of our shares.

We will not receive any proceeds from the Spinoff.  We will pay all expenses of registration incurred in connection with this offering (estimated to be $32,001), but the holders will pay all of the selling commissions, brokerage fees and related expenses with respect to their ultimate disposition of their Company shares.

The holders and any broker-dealers or agents that participate with the holders in the distribution of any of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus (estimated to be $32,001). However each selling stockholder is responsible for paying any discounts, commissions and similar selling expenses they incur.

DESCRIPTION OF SECURITIES

The following is a summary of our capital stock and certain provisions of our Articles of Incorporation and By-laws, as amended and by provisions of Nevada law.

General

We are authorized to issue 100,000,000 shares of stock, all of which are designated as common stock, $.001 par value.  The following is a summary of the material terms of our common stock.

Common Stock

As of December 31, 2008 there were 25,000,000 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and are not entitled to cumulate their votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available therefore subject to any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

Warrants and Options

As of December 31, 2008, we have no warrants or options to purchase any shares of our common stock issued and outstanding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

Our legal counsel, the Law Offices of Robert Diener, located at 122 Ocean Park Blvd., Suite 307, Santa Monica, CA 90405, is passing on the validity of the issuance of the common stock which is the subject of this prospectus.

EXPERTS

Our financial statements as of and for the years ended June 30, 2008 and 2007 and from inception (April 13, 2006) to June 30, 2008, included in this prospectus, have been audited by Moore & Associates, Chartered, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

FINANCIAL STATEMENTS

(a) Financial Statements for periods ended June 30, 2008 and 2007 and since inception April 13, 2006 through June 30, 2008:

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Asia Document Transition, Inc.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Asia Document Transition, Inc. (A Development Stage Company) as of June 30, 2008 and June 30, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008 and June 30, 2007 and since inception April 13, 2006 through June 30, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asia Document Transition, Inc. (A Development Stage Company) as of June 30, 2008 and June 30, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008 and June 30, 2007 and since inception April 13, 2006 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has an accumulated deficit of $32,745 for June 30, 2008, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

November 12, 2008

6490 West Desert Inn Road, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

ASIA DOCUMENT TRANSITION, INC.

Consolidated Balance Sheets

(A Development Stage Company)

	June 30, 2008	June 30, 2007
	(audited)	(audited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,519	$5,349
Account receivables	1,602	-
Prepaid expenses	1,975	3,238

Total Current Assets	5,096	8,587

PROPERTY AND EQUIPMENT, net	5,342	39,126

OTHER ASSETS
Deposits	6,092	13,151

TOTAL ASSETS	$16,530	$60,864

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Other payable	256	-
Related party notes payables	85,366	97,211

Total Current Liabilities	85,622	97,211

NON-CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	85,622	97,211

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,000,000 shares issued and outstanding	25,000	25,000
Additional paid-in capital (deficit)	(21,000)	(21,000)
Deficit accumulated during the development stage	(73,092)	(40,347)

Total Stockholders' Equity (Deficit)	(69,092)	(36,347)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUIT (DEFICIT)	$16,530	$60,864

The accompanying notes are an integral part of the financial statements.

ASIA DOCUMENT TRANSITION, INC.

Consolidated Statements of Operations

(A Development Stage Company)

	For the year ended June 30, 2008	For the year ended June 30, 2007	From Inception April 13, 2006 to June 30, 2008 (Cumulative)
	(audited)	(audited)

SALES	$24,338	$15,696	$41,324

COST OF SALES	—	—	$500
Gross Profit:	$24,338	$15,696	$40,824

EXPENSES
Depreciation Expenses	$2,320	$5,958	$8,278
Impairment loss on current asset
Selling, General and Administrative Expenses	47,124	42,086	$97,999
Total Expenses	49,444	48,044	106,277

LOSS FROM OPERATIONS	(25,106)	(32,348)	(65,453)

OTHER INCOME (EXPENSES)
Interest income	1	-	$1
Loss on disposal of property and equipment	(7,640)	-	$(7,640)
Provision for Income Taxes	-	-	-
Net Loss	(32,745)	(32,348)	(73,092)

PER SHARE DATA:

Basic loss per common share	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding	25,000,000	25,000,000

The accompanying notes are an integral part of the financial statements.

ASIA DOCUMENT TRANSITION, INC.

Consolidated Statements of Stockholders' Equities (Deficit)

(A Development Stage Company)

	Common Shares	Par Value	Additional Paid-in Capital (Deficit)	Accumulated Deficit during Development Stage	Total Stockholders' Equity (Deficit)

Balance, April 13, 2006 (inception)	-	$-	$-	$-	$-

Common stock issued for services at $0.001 per share on April 13, 2006	125,000	125	875	-	1,000

Common stock issued for services at $0.001 per share on April 17, 2006	375,000	375	2,625	-	3,000

Common stock issued for acquisition of Vast Opportunity, Ltd. On April 26, 2006	24,500,000	24,500	(24,500)	-	-

Net loss from inception through June 30, 2006	-	-	-	(7,999)	(7,999)

Balance, June 30, 2006	25,000,000	25,000	(21,000)	(7,999)	(3,999)

Net loss for the year ended June 30, 2007	-	-	-	(32,348)	(32,348)

Balance, June 30, 2007	25,000,000	25,000	(21,000)	(40,347)	(36,347)

Net loss for the year ended June 30, 2007	-	-	-	(32,745)	(32,745)

Balance, June 30, 2008	25,000,000	25,000	(21,000)	(73,092)	(69,092)

The accompanying notes are an integral part of the financial statements.

ASIA DOCUMENT TRANSITION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(A Development Stage Company)

	For the year ended June 30, 2008	For the year ended June 30, 2007	April 13, 2006 (inception) to June 30, 2008

	(audited)	(audited)
OPERATING ACTIVITIES
Net Loss	$(32,745)	$(32,348)	$(73,092)
Adjustments to reconcile net loss to net cash used in operating activities
Common stock issued for services	-	-	4,000
Loss on disposal of property and equipment	7,640	-	7,640
Depreciation	2,320	5,958	8,278
Change in operating assets and liabilities
Account receivables	(1,602)	-	(1,602)
Prepaid expenses and deposits	1,873	(875)	(14,516)
Other payables	256	-	256
Net Cash Used in Operating Activities	$(22,258)	$(27,265)	$(69,036)

INVESTING ACTIVITIES

Purchase of property and equipment	(3,060)	(43,885)	(48,144)
Disposal of property and equipment	33,333	-	33,333

Net Cash provided by (used in) Investing activities	$30,273	$(43,885)	$(14,811)

FINANCING ACTIVITIES

Loans from (repayment to) related parties	(11,845)	72,901	85,366
Net Cash provided by (used in) Financing Activities	$(11,845)	$72,901	$85,366

NET INCREASE (DECREASE) IN CASH	(3,830)	1,751	1,519

CASH AT BEGINNING OF PERIOD	5,349	3,598	-

CASH AT END OF PERIOD	$1,519	$5,349	$1,519

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Paid For:
Interest expense	$-	$-	$-
Income Taxes	-	-	-
Non Cash Financing Activities:
Common stock issued for subsidiary	-	-	-

The accompanying notes are an integral part of the financial statements.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Asia Document Transition, Inc. (the “Company”) was incorporated in the State of Nevada on April 13, 2006. The Company is in the business of (a) providing services consisting of converting documents from word processing format to HTML in order that they may be filed with the U.S.  Securities and Exchange Commission ("SEC") electronically  through EDGAR, the SEC's Electronic Data Gathering,  Analysis, and Retrieval system and (b) providing of mailing address, phone and fax service, internet access temporary meeting space (“Virtual Office Services”) to small and single operator businesses within  Hong Kong . The Company has been in the development stage since formation on April 13, 2006 and has only generated minimal revenue to date.

On April 26, 2006, the Company acquired all of the issued and outstanding shares of Vast Opportunity Limited, (VOL) a Hong Kong incorporated limited company, through the issuance of 24,500,000 common shares to the shareholders of VOL. VOL has been since its inception, a corporation with minimal operations. As of the date of the acquisition, V OL had assets of $374 and total liabilities of $1,302.  The acquisition resulted in the shareholders of VOL becoming the controlling shareholders of the Company, accordingly the transaction was recorded as a recapitalization of VOL.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a June 30 fiscal year-end. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary VOL.  All material intercompany balances have been eliminated.

B. Revenue Recognition

Revenues from document formatting and Virtual Office Services are recognized at the time the services have been provided to the customer.

C.   Basic Earnings (Loss) Per Share

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

D.   Cash and Cash Equivalents

For purpose of reporting the statement of flows, cash and cash equivalents include highly liquid investments with investments with maturities of three months or less at the time of purchase.

E.      Property and Equipment

The value of fixed assets is at historical cost as required by generally accepted accounting principles. Depreciation is calculated on a straight-line over the 5 year expected useful life of the asset as follows:

Fixed assets at June 30, 2008 are comprised as follows:

Office and computer equipment	$2,610
Furniture and Fixtures	1,394
Leasehold improvement	2,710
Accumulated Depreciation	(1,372)
Net Property and Equipment	$5,342

Depreciation of $2,320 had been accounted for during the year ended June 30, 2008.

F. Foreign currency translation

Assets and liabilities of the Company whose functional currency is the Hong Kong dollar are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average exchange rates for the year. The net exchange differences resulting from these translations will be reported in other income. Gains and losses resulting from foreign currency transactions will be included the consolidated statements of operations. There are no exchange differences or Gains and Losses resulting from foreign currency translations to report for the period commencing with inception and ending June 30, 2008.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

G. Related Party Notes Payable

Notes Payable consist of $85,366 in loans made by an officer and shareholder of the Company to the Company and its wholly owned subsidiary, VOL. These loans bear no interest, are unsecured and due and payable upon demand.

H.    Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

I.   Development Stage

The Company continues to devote substantially all of its efforts in the development of its plan to(a) provide services consisting of converting documents from word processing format to HTML in order that they may be filed with the SEC  electronically  through EDGAR, the SEC's Electronic Data Gathering,  Analysis, and Retrieval system and (b) providing of mailing address, phone and fax service, internet access temporary meeting space (“Virtual Office Services”) to small and single operator businesses within  Hong Kong .

J.   Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

June 30,
2008
Income tax expense at statutory rate	$(11,133)
Valuation allowance	11,133
Income tax expense per books	$-0-

Net deferred tax assets consist of the following components as of:

June 30,
2008
NOL Carryover	$23,490
Valuation allowance	(23,490)

Net deferred tax asset	$-0-

The Company has a net operating loss carryover of $69,092 as of June 30, 2008 which expires in 2028. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

K. Equity-based compensation.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

NOTE 3.	COMMON STOCK TRANSACTIONS

On April 13, 2006 the Company issued 125,000 shares of common stock in exchange for services valued at $1,000.

On April 17, 2006 the Company issued 375,000 shares of common stock to an outside consultant for services valued at $3,000.

NOTE 4.	WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 5.	TRANSACTIONS WITH RELATED PARTY

On April 26, 2006, Bernard Chan, the Company’s sole Officer and Director, received 18,850,000 common shares of the Company in connection with the Company’s acquisition of Vast Opportunity, Ltd.

As of June 30, 2008, the Company is indebted to Bernard Chan in the amount of $85,366 for loans made by Bernard Chan to the Company and the Company’s wholly owned subsidiary, VOL. These loans bear no interest and are due and payable by the Company upon demand.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 6.	RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS 141R”), “Business Combinations”, which replaces SFAS 141. SFAS 141R retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS 141R is effective for fiscal years beginning July 1, 2009 and will apply prospectively to business combinations completed on or after that date. The Company’s management believes that this statement will not have a significant impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 applies to all entities that prepare consolidated financial statements, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. Management does not expect that the application of this standard will have any significant effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities, including (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect that the adoption of the above recent pronouncements will have a material effect on the Company's financial statements.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 6.	RECENT ACCOUNTING PRONOUNCEMENTS (CON’T)

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a) FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (“AICPA”) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b) FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c) AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (“EITF”), and the Topics discussed in Appendix D of EITF Abstracts (“EITF D-Topics”).

d) Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature. It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 6.	RECENT ACCOUNTING PRONOUNCEMENTS (CON’T)

On May 26, 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS 163”). SFAS 163 clarifies how SFAS No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS 60. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB SFAS No. 5, “Accounting for Contingencies” (“SFAS 5”). SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS 163. Except for those disclosures, earlier application is not permitted. The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 7.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, The Company has a negative net working capital of US$80,526 as of June 30, 2008 and a net loss of $32,745 and $32,348 for the year ended June 30, 2008 and 2007 respectively.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses.  The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8.	COMMITMENTS

The Company  leases  its  facilities  under an operating  lease  commencing April 16, 2008 and expiring April 15, 2010.

Pursuant to the lease, the Company is obligated to pay monthly rent of approximately $1,722 as well as a management fee of $253.

The following is a summary of future minimum lease payments under operating leases as of June 30, 2008. Rental expense was $28,053 for the year ended June 30, 2008.

Twelve months ending June 30,

$
2009	23,700
2010	18,763

42,463

(b)	Financial Statements for the interim periods ended December 31, 2008 and December 31, 2007 and from inception (April 16, 2006) to December 31, 2008:

ASIA DOCUMENT TRANSITION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(A Development Stage Company)

	As of December 31, 2008	As of June 30, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,274	$1,519
Account receivables	-	1,602
Prepaid expenses	1,975	1,975

Total Current Assets	4,249	5,096

PROPERTY AND EQUIPMENT, net	4,619	5,342

OTHER ASSETS
Deposits	6,092	6,092

TOTAL ASSETS	14,959	16,530

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Other payable	-	256
Related party notes payables	96,929	85,366

Total Current Liabilities	96,929	85,622

NON-CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	96,929	85,622

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value, 100,000,000 shares authorized, 25,000,000 shares issued and outstanding	25,000	25,000
Additional paid-in capital (deficit)	(21,000)	(21,000)
Deficit accumulated during the development stage	(85,970)	(73,092)

Total Stockholders’ Equity (Deficit)	(81,970)	(69,092)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUIT (DEFICIT)	$14,959	$16,530

The accompanying notes are an integral part of the financial statements.

ASIA DOCUMENT TRANSITION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A Development Stage Company)

					From Inception April 13, 3006 to
	Three months ended December 31,		Six months ended December 31,		December 31, 2008
	2008	2007	2008	2007	(Cumulative)

SALES	$2,372	$6,923	$4,103	$11,474	$45,427

COST OF SALES	—	—	—	—	500
Gross Profit:	$2,372	$6,923	$4,103	$11,474	$44,927

EXPENSES
Depreciation expenses	$436	$184	$724	$1,846	$9,002
Impairment loss on current asset	—	—	—	—	—
Selling, general and administrative expenses	9,599	7,907	16,257	22,721	114,255
Total Expenses	10,035	8,091	16,980	24,567	123,256

LOSS FROM OPERATIONS	(7,663)	(1,168)	(12,878)	(13,093)	(78,330)

OTHER INCOME (EXPENSES)
Interest expense	—	—	—	—	—
Loss on disposal of property and equipment	—	—	—	(7,640)	(7,640)
Provision for income taxes	—	—	—	—	—

Net Loss	$(7,663)	$(1,168)	$(12,878)	$(20,733)	(85,970)

PER SHARE DATA:

Basic loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding	25,000,000	25,000,000	25,000,000	25,000,000

The accompanying notes are an integral part of the financial statements.

ASIA DOCUMENT TRANSITION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(A Development Stage Company)

	For the six-month period ended		April 13, 2006 (inception) to
	December 31, 2008	December 31, 2007	December 31, 2008

CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(12,878)	$(20,733)	$(85,970)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Stock issued for services	-	-	4,000
Decrease (increase) in account receivables	1,602	-	-
Loss on disposal of property and equipment	-	7,640	7,640
Depreciation Expense	724	1,846	9,002
Increase in Pre-payment and deposit	-	(1,082)	(14,516)
Increase in other payables	(256)	1,795	-
Net Cash provided by (used in) Operating Activities	$(10,808)	$(10,534)	$(79,844)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	-	(67)	(48,144)
Disposal of property and equipment	-	33,333	33,333

Net Cash provided by (used in) Investing activities	$-	$32,266	$(14,811)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from (repayment to) related parties	11,563	(25,013)	96,929
Net Cash provided by (used in) Financing Activities	$11,563	$(25,013)	$96,929

NET INCREASE (DECREASE) IN CASH	755	(2,281)	2,274

Cash beginning of period	1,519	5,349	-
Cash end of period	$2,274	$3,068	$2,274

The accompanying notes are an integral part of the financial statements.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Asia Document Transition, Inc. (the “Company”) was incorporated in the State of Nevada on April 13, 2006. The Company is in the business of (a) providing services consisting of converting documents from word processing format to HTML in order that they may be filed with the U.S.  Securities and Exchange Commission ("SEC") electronically  through EDGAR, the SEC's Electronic Data Gathering,  Analysis, and Retrieval system and (b) providing of mailing address, phone and fax service, internet access temporary meeting space (“Virtual Office Services”) to small and single operator businesses within  Hong Kong . The Company has been in the development stage since formation on April 13, 2006 and has only generated minimal revenue to date.

On April 26, 2006, the Company acquired all of the issued and outstanding shares of Vast Opportunity Limited, (VOL) a Hong Kong incorporated limited company, through the issuance of 24,500,000 common shares to the shareholders of VOL. VOL has been since its inception, a corporation with minimal operations.  As of the date of the acquisition, V OL had assets of $374 and total liabilities of $1,302.  The acquisition resulted in the shareholders of VOL becoming the controlling shareholders of the Company, accordingly the transaction was recorded as a recapitalization of VOL.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a June 30 fiscal year-end. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary VOL.  All material intercompany balances have been eliminated.

B. Revenue Recognition

Revenues from document formatting and virtual office services are recognized at the time the services have been provided to the customer.

C.   Basic Earnings (Loss) Per Share

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

D.   Cash and Cash Equivalents

For purpose of reporting the statement of flows, cash and cash equivalents include highly liquid investments with investments with maturities of three months or less at the time of purchase.

E.      Property and Equipment

The value of fixed assets is at historical cost as required by generally accepted accounting principles. Depreciation is calculated on a straight-line over the 5 year expected useful life of the asset as follows:
Fixed assets at June 30, 2008 are comprised as follows:

Office and computer equipment	$2,610
Furniture and Fixtures	1,394
Leasehold improvement	2,710
Accumulated Depreciation	(1,372)
Net Property and Equipment	$5,342

Depreciation of $436 had been accounted for during the quarter ended December 31, 2008.

F. Foreign currency translation

Assets and liabilities of the Company whose functional currency is the Hong Kong dollar are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average exchange rates for the year. The net exchange differences resulting from these translations will be reported in other income. Gains and losses resulting from foreign currency transactions will be included the consolidated statements of operations. There are no exchange differences or gains and losses resulting from foreign currency translations to report for the period commencing with inception and ending December 31, 2008.

G. Related Party Notes Payable

Notes Payable consists of $96,929 in loans made by an officer and shareholder of the Company to the Company and its wholly owned subsidiary, VOL. These loans bear no interest, are unsecured and due and payable upon demand.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

H.    Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

I.   Development Stage

The Company continues to devote substantially all of its efforts in the development of its plan to(a) provide services consisting of converting documents from word processing format to HTML in order that they may be filed with the SEC  electronically  through EDGAR, the SEC's Electronic Data Gathering,  Analysis, and Retrieval system and (b) providing of mailing address, phone and fax service, internet access temporary meeting space (“Virtual Office Services”) to small and single operator businesses within  Hong Kong .

J.   Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:
June 30,
2008
Income tax expense at statutory rate	$(11,133)
Valuation allowance	11,133

Income tax expense per books	$-0-

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

J.   Income Taxes (Continued)

Net deferred tax assets consist of the following components as of:

June 30,
2008
NOL Carryover	$23,490
Valuation allowance	(23,490)
Net deferred tax asset	$-0-

The Company has a net operating loss carryover of $85,970 as of December 31, 2008 which expires in 2028. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

K. Equity-based compensation.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

NOTE 3.	COMMON STOCK TRANSACTIONS

On April 13, 2006 the Company issued 125,000 shares of common stock in exchange for services valued at $1,000.

On April 17, 2006 the Company issued 375,000 shares of common stock to an outside consultant for services valued at $3,000.

NOTE 4.	WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 5.	TRANSACTIONS WITH RELATED PARTY

On April 26, 2006, Bernard Chan, the Company’s sole Officer and Director, received 18,850,000 common shares of the Company in connection with the Company’s acquisition of Vast Opportunity, Ltd.

As of June 30, 2008, the Company is indebted to Bernard Chan in the amount of $85,366 for loans made by Bernard Chan to the Company and the Company’s wholly owned subsidiary, VOL. These loans are unsecured and bear no interest and are due and payable by the Company upon demand.

NOTE 6.	RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS 141R”), “Business Combinations”, which replaces SFAS 141. SFAS 141R retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS 141R is effective for fiscal years beginning July 1, 2009 and will apply prospectively to business combinations completed on or after that date. The Company’s management believes that this statement will not have a significant impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 applies to all entities that prepare consolidated financial statements, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. Management does not expect that the application of this standard will have any significant effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities, including (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect that the adoption of the above recent pronouncements will have a material effect on the Company's financial statements.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 6.	RECENT ACCOUNTING PRONOUNCEMENTS (CON’T)

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a) FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (“AICPA”) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b) FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c) AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (“EITF”), and the Topics discussed in Appendix D of EITF Abstracts (“EITF D-Topics”).

d) Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature. It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS 69 for state and local governmental entities and federal governmental entities. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

On May 26, 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS 163”). SFAS 163 clarifies how SFAS No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 6.	RECENT ACCOUNTING PRONOUNCEMENTS (CON’T)

The accounting and disclosure requirements of SFAS 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS 60. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB SFAS No. 5, “Accounting for Contingencies” (“SFAS 5”). SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS 163. Except for those disclosures, earlier application is not permitted. The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

NOTE 7.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, The Company has a negative net working capital of US$92,680 as of December 31, 2008 and a net loss of $32,745 and $32,348 for the year ended June 30, 2008 and 2007 respectively.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses.  The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

ASIA DOCUMENT TRANSITION, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 8.	COMMITMENTS

The Company leases its facilities under an operating lease commencing April 16, 2008 and expiring April 15, 2010.

Pursuant to the lease, the Company is obligated to pay monthly rent of approximately $1,722 as well as a management fee of $253.

The following is a summary of future minimum lease payments under operating leases as of June 30, 2008. Rental expense was $28,053 for the year ended June 30, 2008.

Twelve months ending June 30,

$
2009	23,700
2010	18,763

42,463

Asia Document Transition, Inc.

125,000 Shares

Common Stock

PROSPECTUS

March 26, 2009